UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Brookline Capital Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BROOKLINE CAPITAL ACQUISITION CORP.

280 Park Avenue, Suite 43W

New York, NY 10017

NOTICE OF 2022 SPECIAL MEETING

TO BE HELD ON APRIL 26, 2022

TO THE STOCKHOLDERS OF BROOKLINE CAPITAL ACQUISITION CORP.:

You are cordially invited to attend the 2022 special meeting (the “special meeting”) of stockholders of Brookline Capital Acquisition Corp. (the “Company,” “we,” “us” or “our”), to be held at 11:00 a.m., local time, on Tuesday, April 26, 2022. The special meeting will be held virtually, at https://www.cstproxy.com/bcac/sm2022. At the special meeting, the stockholders will consider and vote upon the following proposal:

1.

To amend (the “Extension Amendment”) the Company’s Amended and Restated Certificate of Incorporation (our “charter”) to extend the date by which the Company must consummate a Business Combination (as defined below) (the “Extension”) from May 2, 2022 (the date which is 15 months from the closing date of the Company’s initial public offering of our units (the “IPO”)) on a monthly basis up to November 2, 2022 (the date which is 21 months from the closing date of the IPO) (the “Extended Date”).

The proposal is more fully described in the accompanying proxy statement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

In the IPO, the Company issued and sold to the public, units of shares of common stock and warrants. The Company also issued identical units or shares of common stock in a private placement to our Sponsor (as defined below). Since the IPO, holders of units have been able to break the units into their constituent securities, although not all holders of units have done so.

The sole purpose of the Extension Amendment is to provide the Company with sufficient time to complete a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination, involving the Company and one or more businesses (the “Business Combination”). As described below, on March 17, 2022, the Company entered into a Business Combination Agreement with Apexigen Inc. (“Apexigen”) pursuant to which the Company and Apexigen would combine. Apexigen is an emerging growth life sciences company focused on discovering and developing innovative therapeutic antibodies against cancer. We will separately prepare, file with the SEC and deliver to our stockholders a proxy statement (the “Combination Proxy Statement”) to seek stockholder approval of the Business Combination with Apexigen.

The Company’s IPO prospectus and charter provided that the Company initially had until May 2, 2022 (the date which was 15 months after the consummation of the IPO) to complete a Business Combination. The Board currently believes that there will not be sufficient time before May 2, 2022, to complete a Business Combination. The sole purpose of the Extension Amendment is to provide the Company more time to complete a Business Combination, which our Board believes is in the best interests of our stockholders.

On March 17, 2022, the Company and Apexigen entered into a definitive business combination agreement (the “BCA”) pursuant to which the Company and Apexigen would combine, with the former equityholders of both entities holding equity in the combined public company listed on the Nasdaq Stock Exchange (the “Surviving Company”) and with Apexigen’s existing equityholders owning a majority of the equity in the Surviving Company. It is expected that there will be a substantial rollover of equity by the existing equityholders of Apexigen. Under the BCA, the transaction values Apexigen at $205.0 million on a net-equity basis, net of exercise proceeds for Apexigen’s pre-closing options and warrants. As a result of the transaction, the combined company is expected to receive approximately $73.1 million in gross proceeds funded by approximately $58.1 million in cash held in the Company’s trust account (assuming no shareholders exercise their redemption rights at closing) and $15.0 million from a fully committed PIPE consisting of units of shares and half a warrant for one share being sold at $10.00 per unit. The PIPE includes participation from healthcare institutional and individual investors. In addition, concurrent with the execution of the BCA, the Company, Apexigen and Lincoln Park Capital Fund LLC (“Lincoln Park”) have entered into a committed investment agreement under which the Surviving Company would have the right to direct Lincoln Park to purchase up to an aggregate of $50 million of common stock of the Surviving Company over a 24-month period (subject to certain limitations).

The Company’s IPO prospectus and charter provided that the Company initially had until May 2, 2022 (the date which was 15 months after the consummation of the IPO) to complete a Business Combination. The Board currently believes that there will not be sufficient time before May 2, 2022, to complete a Business Combination. The sole purpose of the Extension Amendment is to provide the Company more time to complete a Business Combination, which our Board believes is in the best interests of our stockholders.

The completion of the proposed Business Combination with Apexigen is subject to the satisfaction of the conditions set forth in the BCA, including (i) completion of any required stock exchange and regulatory review, (ii) approval of the transaction by the Company’s and Apexigen’s stockholders and (iii) receipt by Apexigen of any required third-party approvals. Accordingly, no assurances can be made that the proposed transaction will be consummated on the terms or timeframe currently contemplated, or at all. The Board believes that it is in the best interests of our stockholders to provide the Company more time to complete a Business Combination and to consummate a Business Combination. The Company intends to hold another stockholder meeting prior to the Extended Date in order to seek stockholder approval of a potential Business Combination.

In connection with the Extension Amendment, if approved by the requisite vote of stockholders, public stockholders may elect to redeem their shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to such approval, including interest earned on the trust account deposits (which interest shall be net of taxes payable), divided by the number of then outstanding public shares (the “Election”). However, the Company may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. If the Extension Amendment is approved by the requisite vote of stockholders, the remaining holders of public shares will retain the opportunity to have their public shares redeemed in conjunction with the consummation of a Business Combination, subject to any limitations set forth in our charter, as amended. In addition, public stockholders who vote for the Extension Amendment and do not make the Election would be entitled to have their shares redeemed for cash if the Company has not completed a Business Combination by the Extended Date.

If the Extension Amendment is approved, Brookline Capital Holdings, LLC, our Sponsor (the “Sponsor”), or its designees, has agreed to contribute to us as a loan of $0.033 for each public share that is not redeemed for each subsequent calendar month commencing on May 2, 2022, and on the 2nd day of each subsequent month, or portion thereof, that is needed by the Company to complete an initial Business Combination from May 2, 2022 until the Extended Date (the “Additional Contributions”). For example, if the Company takes until September 2, 2022 to complete its Business Combination, which would represent four calendar months, our Sponsor or its designees would make aggregate maximum Additional Contributions of approximately $759,000 (assuming no public shares were redeemed) at $0.132 per share on the second day (or the next business day thereafter if such date is not a business day). Assuming the Extension Amendment is approved, the initial Additional Contributions will be deposited in the trust account promptly following the special meeting. Each Additional Contribution will be deposited in the trust account on the second business day (or if such date is not a business day, the immediately subsequent business day) of such calendar month (or portion thereof). Accordingly, if the Extension Amendment is approved and the Extension is implemented and the Company takes the full time through the Extended Date to complete the initial Business Combination, the redemption amount per share at the meeting for such business combination or the Company’s subsequent liquidation will be approximately $10.298 per share, in comparison to the current redemption amount of $10.10 per share (assuming no public shares were redeemed). The Additional Contributions are conditioned upon the implementation of the Extension Proposal. The Additional Contributions will not occur if the Extension Proposal is not approved or the Extension is not completed. The amount of the Additional Contributions will not bear interest and will be repayable by us to our Sponsor or its designees upon consummation of an initial Business Combination. If our Sponsor or its designees advises us that it does not intend to make the Additional Contributions, then the Extension Proposal will not be put before our stockholders at the special meeting and, unless we can complete an initial Business Combination by May 2, 2022, we will dissolve and liquidate in accordance with the Amended and Restated Certificate of Incorporation. Our Sponsor or its designees will have the sole discretion whether to continue extending for additional calendar months until the Extended Date and if our Sponsor determines not to continue extending for additional calendar months, its obligation to make Additional Contributions will terminate.

The Company estimates that the per-share price at which public shares may be redeemed from cash held in the trust account will be approximately $10.10 at the time of the special meeting. The closing price of the Company’s common stock on March 25, 2022, was $10.06. The Company cannot assure stockholders that they will be able to sell their shares of the Company’s common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when such stockholders wish to sell their shares.

If the Extension Amendment proposal is not approved and the Company does not consummate a Business Combination by May 2, 2022, as contemplated by our charter, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, and subject to having lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest shall be net of taxes payable and after setting aside up to $100,000 to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless in the event the Company winds up.

The affirmative vote of 65% of the Company’s outstanding common stock will be required to approve the Extension Amendment.

Our Board has fixed the close of business on March 21, 2022 as the record date for determining the Company’s stockholders entitled to receive notice of and vote at the special meeting and any adjournment thereof. Only holders of record of the Company’s common stock on that date are entitled to have their votes counted at the special meeting or any adjournment thereof.

You are not being asked to vote on any Business Combination, whether with Apexigen or another company, at this time. If you are a public stockholder on the record date that will be set forth in the Combination Proxy Statement, you will have the right to vote on a Business Combination (and to exercise your redemption rights, if you so choose) when it is submitted to our stockholders for approval.

After careful consideration of all relevant factors, our Board has determined that the proposal is advisable and recommends that you vote or give instruction to vote “FOR” the amendment of the Company’s Amended and Restated Certificate of Incorporation.

Enclosed is the proxy statement containing detailed information concerning the proposal and the special meeting. Whether or not you plan to attend the special meeting, the Company urges you to read this material carefully and vote your shares.

I look forward to seeing you at the special meeting.

March 29, 2022	By Order of the Board of Directors,

/s/ Dr. Samuel P. Wertheimer
Dr. Samuel P. Wertheimer
Chief Executive Officer and Chairman

Your vote is important. If you are a stockholder of record, please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record, you may also cast your vote virtually at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote virtually at the special meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against the proposal.

Important Notice Regarding the Availability of Proxy Materials for the 2022 Special Meeting of Stockholders to be held on April 26, 2022: This notice of meeting, the accompanying proxy statement are available at https://www.cstproxy.com/bcac/sm2022.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST (1) IF YOU HOLD SHARES OF COMMON STOCK THROUGH UNITS, ELECT TO SEPARATE YOUR UNITS INTO THE UNDERLYING PUBLIC

SHARES AND PUBLIC WARRANTS PRIOR TO EXERCISING YOUR REDEMPTION RIGHTS WITH RESPECT TO THE PUBLIC SHARES, (2) SUBMIT A WRITTEN REQUEST TO THE TRANSFER AGENT BY 5:00 P.M. ON APRIL 22, 2022, THAT YOUR PUBLIC SHARES BE REDEEMED FOR CASH, AND (3) DELIVER YOUR SHARES OF COMMON STOCK TO THE TRANSFER AGENT, PHYSICALLY OR ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM, IN EACH CASE IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

BROOKLINE CAPITAL ACQUISITION CORP.

280 Park Avenue, Suite 43W

New York, NY 10017

2022 SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 26, 2022

PROXY STATEMENT

The 2022 special meeting of stockholders (the “special meeting”) of Brookline Capital Acquisition Corp. (the “Company,” “we,” “us” or “our”), a Delaware corporation, will be held at 11:00 a.m., local time, on Tuesday, April 26, 2022. The special meeting will be held virtually, at https://www.cstproxy.com/bcac/sm2022. At the special meeting, the stockholders will consider and vote upon the following proposal:

1.

To amend (the “Extension Amendment”) the Company’s Amended and Restated Certificate of Incorporation (our “charter”) to extend the date by which the Company must consummate a Business Combination (as defined below) (the “Extension”) from May 2, 2022 (the date which is 15 months from the closing date of the Company’s initial public offering of our units (the “IPO”)) on a monthly basis up to November 2, 2022 (the date which is 21 months from the closing date of the IPO) (the “Extended Date”).

This proxy statement is dated March 29, 2022, and is first being mailed to stockholders on or about that date.

In the IPO, the Company issued and sold to the public, units of shares of common stock, and warrants. The Company also issued identical units in a private placement to our Founders (as defined below). Since the IPO, holders of units have been able to break the units into their constituent securities, although not all holders of units have done so.

The sole purpose of the Extension Amendment is to provide the Company with sufficient time to complete a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination, involving the Company and one or more businesses (the “Business Combination”). As described below, on March 17, 2022, the Company entered into a definitive Business Combination Agreement with Apexigen Inc. (“Apexigen”) pursuant to which the Company and Apexigen would combine. Apexigen is an emerging growth life sciences company focused on discovering and developing innovative therapeutic antibodies against cancer. We will separately prepare, file with the SEC and deliver to our stockholders a proxy statement (the “Combination Proxy Statement”) to seek stockholder approval of the Business Combination.

The Company’s IPO prospectus and charter provided that the Company initially had until May 2, 2022 (the date which was 15 months after the consummation of the IPO) to complete a Business Combination. Our board of directors (the “Board”) currently believes that there will not be sufficient time before May 2, 2022, to complete a Business Combination. The sole purpose of the Extension Amendment is to provide the Company more time to complete a Business Combination, which our Board believes is in the best interests of our stockholders.

On March 17, 2022, the Company and Apexigen entered into a definitive business combination agreement (the “BCA”) pursuant to which the Company and Apexigen would combine, with the former equityholders of both entities holding equity in the combined public company listed on the Nasdaq Stock Exchange (the “Surviving Company”) and with Apexigen’s existing equityholders owning a majority of the equity in the Surviving Company. It is expected that there will be a substantial rollover of equity by the existing equityholders of Apexigen. Under the BCA, the transaction values Apexigen at $205.0 million on a net-equity basis, net of exercise proceeds for Apexigen’s pre-closing options and warrants. As a result of the transaction, the combined company is expected to receive approximately $73.1 million in gross proceeds funded by approximately

$58.1 million in cash held in the Company’s trust account (assuming no shareholders exercise their redemption rights at closing) and $15.0 million from a fully committed PIPE consisting of units of shares and half a warrant for one share being sold at $10.00 per unit. The PIPE includes participation from healthcare institutional and individual investors. In addition, concurrent with the execution of the BCA, the Company, Apexigen and Lincoln Park Capital Fund LLC (“Lincoln Park”) have entered into a committed investment agreement under which the Surviving Company would have the right to direct Lincoln Park to purchase up to an aggregate of $50 million of common stock of the Surviving Company over a 24-month period (subject to certain limitations).

The completion of the Business Combination with Apexigen is subject to the satisfaction of the conditions set forth in the BCA, including (i) completion of any required stock exchange and regulatory review, (ii) approval of the transaction by the Company’s and Apexigen’s stockholders and (iii) receipt by Apexigen of any required third-party approvals. Accordingly, no assurances can be made that the transaction will be consummated on the terms or timeframe currently contemplated, or at all. The Board believes that it is in the best interests of our stockholders to provide the Company more time to complete a Business Combination and to consummate a Business Combination. The Company intends to hold another stockholders meeting prior to the Extended Date in order to seek stockholder approval of a potential Business Combination.

Approval of the Extension Amendment is a condition to the implementation of the Extension. In addition, the Company will not proceed with the Extension if the number of redemptions of our public shares causes the Company to have less than $5,000,001 of net tangible assets following approval of the Extension Amendment proposal.

In connection with the Extension Amendment, if approved by the requisite vote of stockholders, public stockholders may elect to redeem their shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to such approval, including interest earned on the trust account deposits (which interest shall be net of taxes payable), divided by the number of then outstanding public shares (the “Election”). However, the Company may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. If the Extension Amendment is approved by the requisite vote of stockholders, the remaining holders of public shares will retain the opportunity to have their public shares redeemed in conjunction with the consummation of a Business Combination, subject to any limitations set forth in our charter, as amended. In addition, public stockholders who vote for the Extension Amendment and do not make the Election would be entitled to have their shares redeemed for cash if the Company has not completed a Business Combination by the Extended Date.

If the Extension Amendment is approved, Brookline Capital Holdings, LLC, our Sponsor (the “Sponsor”), or its designees, has agreed to contribute to us as a loan of $0.033 for each public share that is not redeemed for each subsequent calendar month commencing on May 2, 2022, and on the 2nd day of each subsequent month, or portion thereof, that is needed by the Company to complete an initial Business Combination from May 2, 2022 until the Extended Date (the “Additional Contributions”). For example, if the Company takes until September 2, 2022 to complete its Business Combination, which would represent four calendar months, our Sponsor or its designees would make aggregate maximum Additional Contributions of approximately $759,000 (assuming no public shares were redeemed) at $0.132 per share on the second day (or the next business day thereafter if such date is not a business day). Assuming the Extension Amendment is approved, the initial Additional Contributions will be deposited in the trust account promptly following the special meeting. Each Additional Contribution will be deposited in the trust account on the second business day (or if such date is not a business day, the immediately subsequent business day) of such calendar month (or portion thereof). Accordingly, if the Extension Amendment is approved and the Extension is implemented and the Company takes the full time through the Extended Date to complete the initial Business Combination, the redemption amount per share at the meeting for such business combination or the Company’s subsequent liquidation will be approximately $10.298 per share, in comparison to the current redemption amount of $10.10 per share (assuming no public shares were redeemed). The Additional Contributions are conditioned upon the implementation of the Extension Proposal. The Additional Contributions will not occur if the Extension Proposal is not approved or the Extension is not completed. The amount of the Additional Contributions will not bear interest and will be repayable by us to our Sponsor or its designees upon consummation of an initial Business Combination. If our Sponsor or its designees advises us that it does not intend to make the Additional Contributions, then the Extension Proposal will not be put before our stockholders at the special meeting and, unless we can complete an initial Business Combination by May 2, 2022, we will dissolve and liquidate in accordance with the Amended and Restated Certificate of Incorporation. Our Sponsor or its designees will have the sole discretion whether to continue extending for additional calendar months until the Extended Date and if our Sponsor determines not to continue extending for additional calendar months, its obligation to make Additional Contributions will terminate.

The withdrawal of funds from the trust account in connection with the Election will reduce the amount held in the trust account following the Election, and the amount remaining in the trust account after such withdrawal and before payment of the Additional Contributions may be only a fraction of the $58,087,092 (including interest but less the funds used to pay taxes) that was in the trust account as of February 28, 2022. In such event, and although there is no minimum cash closing condition in connection with a Business Combination, the Company may still seek to obtain additional funds to complete a Business Combination, and there can be no assurance that such funds will be available on terms acceptable to the parties or at all.

If the Extension Amendment proposal is not approved and the Company does not consummate a Business Combination by May 2, 2022, as contemplated by our charter, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, and subject to having lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest income earned on the trust account (which interest shall be net of taxes payable and after setting aside up to $100,000 to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor, together with Ladenburg Thalmann & Co. Inc, the representative of the underwriters in our IPO (“Ladenburg”), have waived their rights to liquidating distributions from the trust account with respect to their shares of common stock, including those included in our units issued to such initial stockholders, acquired directly from the Company. As a consequence of such waivers, any liquidating distribution that is made will be only with respect to the public shares. There will be no distribution from the trust account with respect to the Company’s warrants, which will expire worthless in the event the Company winds up.

Our Sponsor has agreed that it will be liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below: (i) $10.00 per public share; or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third party claims. There is no assurance that our Sponsor will be able to satisfy its obligations. The per-share liquidation price for the public shares is anticipated to be approximately $10.10 (based on the amount expected to be in trust at the time of the special meeting). Nevertheless, the Company cannot assure you that the per share distribution from the trust account, if the Company liquidates, will not be less than $10.10, plus interest, due to unforeseen claims of potential creditors.

Under the Delaware General Corporation Law (the “DGCL”), stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

However, because the Company will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires the Company to adopt a plan, based on facts known to the Company at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against the Company within the subsequent ten years. However, because the Company is a blank check company, rather than an operating company, and our operations have been limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

If the Extension Amendment proposal is approved, such approval will constitute consent for the Company to (i) remove from the trust account an amount (the “Withdrawal Amount”) equal to the number of public shares properly redeemed multiplied by the per-share price, equal to the aggregate amount then on deposit in the trust account as of two business days prior to such approval, including interest earned on the trust account deposits (which interest shall be net of taxes payable), divided by the number of then outstanding public shares and (ii) deliver to the holders of such redeemed public shares their portion of the Withdrawal Amount. The remainder of such funds shall remain in the trust account and be available for use by the Company to complete a Business Combination on or before the Extended Date. Holders of public shares who do not redeem their public shares now will retain their redemption rights and their ability to vote on a Business Combination through the Extended Date if the Extension Amendment is approved.

The record date for the special meeting is March 21, 2022. Record holders of the Company’s common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 7,434,500 outstanding shares of the Company’s common stock including 5,750,000 outstanding public shares (including those shares that are constituent securities of outstanding public units). The Company’s warrants do not have voting rights in connection with the proposal.

This proxy statement contains important information about the special meeting and the proposal. Please read it carefully and vote your shares.

FORWARD-LOOKING STATEMENTS

The statements contained in this proxy statement that are not purely historical are “forward-looking statements.” Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement may include, without limitation, statements about:

•	our ability to complete any Business Combination, whether with Apexigen or another company;

•	the anticipated benefits of any Business Combination, whether with Apexigen or another company;

•

our executive officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving a Business Combination, as a result of which they would then receive expense reimbursements or other benefits;

•	our potential ability to obtain additional financing, if needed, to complete a Business Combination, whether with Apexigen or another company;

•	our public securities’ potential liquidity and trading;

•	the use of proceeds not held in the trust account (as described herein) or available to us from interest income on the trust account balance; or

•	our financial performance.

The forward-looking statements contained in this proxy statement are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our Special Report on Form S-1/A filed with the SEC on January 7, 2021. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

These Questions and Answers are only summaries of the matters they discuss. They do not contain all of the information that may be important to you. You should read carefully the entire document, including the annexes to this proxy statement.

Why am I receiving this proxy statement?

This proxy statement and the enclosed proxy card are being sent to you in connection with the solicitation of proxies by our Board for use at the special meeting, or at any adjournments thereof. This proxy statement summarizes the information that you need to make an informed decision on the proposal to be considered at the special meeting.

The Company is a blank check company formed in 2021 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. On February 2, 2021, the Company consummated its IPO from which it derived gross proceeds of $57,500,000. Simultaneously with the closing of the IPO, the Company consummated the private placement (the “Private Placement”) of 247,000 private placement units (each, a “Private Placement Unit” and collectively, the “Private Placement Units”) at a price of $10.00 per unit to the Sponsor, generating proceeds of approximately $2.5 million. Upon the closing of the IPO and the Private Placement, approximately $58.1 million ($10.10 per Unit) of the net proceeds of the IPO and certain of the proceeds of the Private Placement was placed in a trust account. Like most blank check companies, our charter provides for the return of the IPO proceeds held in trust to the holders of shares of common stock sold in the IPO if there is no qualifying business combination(s) consummated on or before a certain date. In our case such certain date is May 2, 2022. Our Board believes that it is in the best interests of the stockholders to continue the Company’s existence until the Extended Date in order to allow the Company more time to complete a Business Combination, whether with Apexigen or another company, as the Company will not be able to do so by May 2, 2022. Therefore, the Board is submitting the proposal described in this proxy statement for the stockholders to vote upon.

What is being voted on?

You are being asked to vote on the following proposal:

1.

To amend our charter to extend the date by which the Company must consummate a Business Combination from May 2, 2022 (the date which is 15 months from the closing date of the IPO), on a monthly basis up to November 2, 2022 (the date which is 21 months from the closing date of the IPO).

What is the purpose of the Extension Amendment?

The sole purpose of the Extension Amendment is to provide the Company with sufficient time to complete a Business Combination. On March 17, 2022, the Company and Apexigen entered into the BCA pursuant to which the Company and Apexigen would combine, with the former equityholders of both entities holding equity in the Surviving Company, which will be listed on the Nasdaq Stock Exchange, and with Apexigen’s existing equityholders owning a majority of the equity in the Surviving Company. It is expected that there will be a substantial rollover of equity by the existing equityholders of Apexigen. Under the BCA, the transaction values Apexigen at $205.0 million on a net-equity basis, net of exercise proceeds for Apexigen’s pre-closing options and warrants. As a result of the transaction, the combined company is expected to receive approximately $73.1 million in gross proceeds funded by approximately $58.1 million in cash held in the Company’s trust account (assuming no shareholders exercise their redemption rights at closing) and $15.0 million from a fully committed PIPE consisting of units of shares and half a warrant for one share being sold at $10.00 per unit. The PIPE includes participation from healthcare institutional and individual investors. In addition, concurrent with the execution of the BCA, the Company, Apexigen and Lincoln Park have entered into a committed investment agreement under which the Surviving Company would have the right to direct Lincoln Park to purchase up to an aggregate of $50 million of common stock of the Surviving Company over a 24-month period (subject to certain limitations).

The completion of the Business Combination with Apexigen is subject to the satisfaction of the conditions therein, including (i) completion of any required stock exchange and regulatory review, (ii) approval of the transaction by the Company’s and Apexigen’s stockholders and (iii) receipt by Apexigen of any required third-party approvals. Accordingly, no assurances can be made that the proposed transaction will be consummated on the terms or timeframe currently contemplated, or at all. The Board believes that it is in the best interests of our stockholders to provide the Company more time to complete a Business Combination and to consummate a Business Combination. The Company intends to hold another stockholders meeting prior to the Extended Date in order to seek stockholder approval of a potential Business Combination.

Approval of the Extension Amendment proposal is a condition to the implementation of the Extension.

If the Extension is implemented, such approval will constitute consent for the Company to remove the Withdrawal Amount from the trust account, deliver to the holders of redeemed public shares their portion of the Withdrawal Amount and retain the remainder of the funds in the trust account for the Company’s use in connection with consummating a Business Combination on or before the Extended Date.

The Company will not proceed with the Extension if redemptions of our public shares cause the Company to have less than $5,000,001 of net tangible assets following approval of the Extension Amendment proposal.

If the Extension Amendment proposal is approved and the Extension is implemented, the removal of the Withdrawal Amount from the trust account in connection with the Election will reduce the amount held in the trust account following the Election. The Company cannot predict the amount that will remain in the trust account after such withdrawal and before payment of the Additional Contributions if the Extension Amendment proposal is approved and the amount remaining in the trust account may be only a fraction of the $58,087,092 million (including interest but less the funds used to pay taxes) that was in the trust account as of February 28, 2022. In such event, and although there is no minimum cash closing condition under the BCA, the Company may still seek to obtain additional funds to complete the Business Combination, and there can be no assurance that such funds will be available on terms acceptable to the parties or at all.

If the Extension Amendment proposal is not approved and the Company has not consummated a Business Combination, by May 2, 2022, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, and subject to having lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest shall be net of taxes payable and after setting aside up to $100,000 to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The initial stockholders have waived their rights to liquidating distributions from the trust account with respect to their shares of common stock, including those included in our units issued to such initial stockholders, acquired directly from the Company (the “Private Shares”). As a consequence of such waivers, any liquidating distribution that is made will be only with respect to the public shares. There will be no distribution from the trust account with respect to the Company’s warrants, which will expire worthless in the event the Company winds up. The Company will pay the costs of liquidation from its remaining assets outside of the trust account.

Why is the Company proposing the Extension Amendment proposal?

The Company’s charter provides for the return of the IPO proceeds held in trust to the holders of shares of common stock sold in the IPO if there is no qualifying business combination(s) consummated on or before

May 2, 2022, (the last date following the Initial Extension by which such a business combination must occur). However, as the Company explains below, there is not sufficient time before May 2, 2022, to complete a Business Combination.

Our Board currently believes that there will not be sufficient time before May 2, 2022, to complete a Business Combination. The completion of the Business Combination with Apexigen is subject to the satisfaction of the conditions set forth in the BCA, including (i) completion of any required stock exchange and regulatory review, (ii) approval of the transaction by the Company’s and Apexigen’s stockholders and (iii) receipt by Apexigen of any required third-party approvals. Accordingly, no assurances can be made that the parties will successfully negotiate and enter into a definitive agreement, or that the proposed transaction will be consummated on the terms or timeframe currently contemplated, or at all.

The sole purpose of the Extension Amendment is to provide the Company with sufficient time to complete a Business Combination, which our Board believes is in the best interests of our stockholders. The Company has made substantial progress towards consummating the transactions contemplated by the BCA, and the Board believes that it is in the best interests of our stockholders to enable the Company to do so and to consummate a Business Combination, either with Apexigen, or with another company. Upon preparation of the Combination Proxy Statement, the Company intends to hold another stockholders meeting prior to the Extended Date in order to seek stockholder approval of a Business Combination.

Why should I vote for the Extension Amendment?

Our Board believes stockholders will benefit from the Company consummating a Business Combination and is proposing the Extension Amendment to extend the date by which the Company must complete a Business Combination until the Extended Date.

The Extension would give the Company the opportunity to complete a Business Combination.

The Company’s charter provides that if the Company’s stockholders approve an amendment to the Company’s charter that would affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company does not complete a Business Combination before May 2, 2022, the Company will provide our public stockholders with the opportunity to redeem all or a portion of their shares of common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to such approval, including interest earned on the trust account deposits (which interest shall be net of taxes payable), divided by the number of then outstanding public shares. The Company believes that this charter provision was included to protect the Company’s stockholders from having to sustain their investments for an unreasonably long period if the Company failed to find a suitable business combination in the timeframe contemplated by the charter. The Company also believes, however, that given the Company’s expenditure of time, effort and money on pursuing a Business Combination, circumstances warrant providing those who believe they might find a Business Combination to be an attractive investment with an opportunity to consider such transaction.

Our Board recommends that you vote in favor of the Extension Amendment, but expresses no opinion as to whether you should redeem your public shares.

What amount will holders receive upon consummation of a subsequent business combination or liquidation if the Extension Proposal is approved?

If the Extension Proposal is approved, our Sponsor, or its designees, has agreed to contribute to us as a loan the Additional Contributions. For example, if the Company takes until September 2, 2022 to complete its Business Combination, which would represent four calendar months, our Sponsor or its designees would make aggregate maximum Additional Contributions of approximately $759,000 (assuming no public shares were redeemed) at $0.132 per share on the second day (or the next business day thereafter if such date is not a business day).

Assuming the Extension Amendment is approved, the initial Additional Contributions will be deposited in the trust account promptly following the special meeting. Each Additional Contribution will be deposited in the trust account on the second business day (or if such date is not a business day, the immediately subsequent business day) of such calendar month (or portion thereof). Accordingly, if the Extension Amendment is approved and the Extension is implemented and the Company takes the full time through the Extended Date to complete the initial Business Combination, the redemption amount per share at the meeting for such business combination or the Company’s subsequent liquidation will be approximately $10.298 per share, in comparison to the current redemption amount of $10.10 per share (assuming no public shares were redeemed). The Additional Contributions are conditioned upon the implementation of the Extension Proposal. The Additional Contributions will not occur if the Extension Proposal is not approved or the Extension is not completed. The amount of the Additional Contributions will not bear interest and will be repayable by us to our Sponsor or its designees upon consummation of an initial Business Combination. If our Sponsor or its designees advises us that it does not intend to make the Additional Contributions, then the Extension Proposal will not be put before our stockholders at the special meeting and, unless we can complete an initial Business Combination by May 2, 2022, we will dissolve and liquidate in accordance with the Amended and Restated Certificate of Incorporation. Our Sponsor or its designees will have the sole discretion whether to continue extending for additional calendar months until the Extended Date and if our Sponsor determines not to continue extending for additional calendar months, its obligation to make Additional Contributions will terminate.

How do the Company insiders intend to vote their shares?

All of the Company’s directors and their respective affiliates are expected to vote any common stock over which they have voting control (including any public shares owned by them) in favor of the proposal.

The initial stockholders are not entitled to redeem the Private Shares. With respect to any shares purchased on the open market by the initial stockholders and the Company’s directors and their respective affiliates, such public shares may be redeemed. On the record date, the initial stockholders beneficially owned and were entitled to vote 1,684,500 Private Shares, including those held as a constituent part of Private Placement Units (as defined below) which reflects the number of shares acquired after the underwriter exercised its over-allotment option and which represents approximately 22.7% of the Company’s issued and outstanding common stock.

In addition, the Sponsor or the Company’s or the potential target’s, executive officers or advisors, or any of their respective affiliates, may purchase public shares in privately negotiated transactions or in the open market prior to the special meeting, although they are under no obligation to do so. Any such purchases that are completed after the record date for the special meeting may include an agreement with a selling stockholder that such stockholder, for so long as it remains the record holder of the shares in question, will vote in favor of the Extension Amendment and/or will not exercise its redemption rights with respect to the shares so purchased. The purpose of such share purchases and other transactions would be to increase the likelihood that the proposal to be voted upon at the special meeting is approved by the requisite number of votes. In the event that such purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Extension Amendment and elected to redeem their shares for a portion of the trust account. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the trust account. Any public shares held by or subsequently purchased by our affiliates may be voted in favor of the Extension Amendment. None of the Company’s Sponsor, directors, executive officers, advisors or their affiliates may make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Does the Board recommend voting for the approval of the proposal?

Yes. After careful consideration of the terms and conditions of the proposal, the Board has determined that the proposal is in the best interests of the Company and its stockholders. The Board unanimously recommends that stockholders vote “FOR” the Extension Amendment.

What vote is required to adopt the Extension Amendment?

Approval of each of the Extension Amendment will require the affirmative vote of holders of 65% of the Company’s outstanding common stock, including those shares held as a constituent part of our units, on the record date.

If the Extension Amendment is approved, any holder of public shares may redeem all or a portion of their public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to such approval, including interest earned on the trust account deposits (which interest shall be net of taxes payable), divided by the number of then outstanding public shares. However, the Company may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

What happens if I sell my BCAC common stock or units before the special meeting?

The March 21, 2022 record date is earlier than the date of the special meeting. If you transfer your public shares, including those shares held as a constituent part of our units, after the record date, but before the special meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting. If you transfer your BCAC common stock prior to the record date, you will have no right to vote those shares at the special meeting.

What if I don’t want to vote for the Extension Amendment proposal?

If you do not want the Extension Amendment to be approved, you must abstain, not vote, or vote against the proposal. If the Extension Amendment is approved, and the Extension is implemented, then the Withdrawal Amount will be withdrawn from the trust account and paid to the redeeming holders.

Will you seek any further extensions to liquidate the trust account?

Other than the extension until the Extended Date as described in this proxy statement, the Company does not anticipate seeking any further extension to consummate a Business Combination.

What happens if the Extension Amendment is not approved?

If the Extension Amendment is not approved and the Company has not consummated a Business Combination by May 2, 2022, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, and subject to having lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest shall be net of taxes payable and after setting aside up to $100,000 to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The initial stockholders have waived their rights to liquidating distributions from the trust account with respect to their Private Shares. As a consequence of such waivers, any liquidating distribution that is made will be only with respect to the public shares. There will be no distribution from the trust account with respect to the Company’s warrants, which will expire worthless in the event the Company winds up. The Company will pay the costs of liquidation from its remaining assets outside of the trust account, which it believes are sufficient for such purposes.

If the Extension Amendment proposal is approved, what happens next?

The Company is continuing its efforts to complete a Business Combination, which will involve:

•	preparing and filing with the SEC a Combination Proxy Statement;

•	establishing a meeting date and record date for considering a Business Combination, and distributing the Combination Proxy Statement to stockholders; and

•	holding a special meeting to consider a Business Combination.

The Company is seeking approval of the Extension Amendment because the Company will not be able to complete all of the tasks listed above prior to May 2, 2022. If the Extension Amendment is approved, the Company will seek stockholder approval of a Business Combination. If stockholders approve a Business Combination (which approval will be solicited at a future date at a special meeting different than the meeting addressed by this proxy statement), the Company expects to consummate a Business Combination as soon as possible following stockholder approval.

Upon approval by 65% of the common stock (including those shares held as a constituent part of our units) outstanding as of the record date of the Extension Amendment proposal, the Company will file an amendment to the charter with the Secretary of State of the State of Delaware in the form of Annex A hereto. The Company will remain a reporting company under the Exchange Act, and its units, common stock, and public warrants will remain publicly traded.

If the Extension Amendment proposal is approved, the removal of the Withdrawal Amount from the trust account will reduce the amount remaining in the trust account and increase the percentage interest of the Company’s common stock held by our initial stockholders through the Private Shares.

Would I still be able to exercise my redemption rights if I vote against a Business Combination?

Yes. Assuming you are a stockholder as of the record date for voting on a Business Combination, you will be able to vote on the Business Combination when it is submitted to stockholders. If you disagree with the Business Combination, you will retain your right to redeem your public shares upon consummation of a Business Combination, subject to any limitations set forth in the charter.

When and where is the special meeting?

The special meeting will be held at 11:00 a.m. New York City time, on Tuesday, April 26, 2022, in virtual format. The Company’s stockholders may attend, vote and examine the list of stockholders entitled to vote at the special meeting by visiting https://www.cstproxy.com/bcac/sm2022 and entering the control number found on their proxy card, voting instruction form or notice included in their proxy materials. You may also attend the meeting telephonically by dialing 1-800-450-7155 (toll-free within the United States and Canada) or +1 857-999-9155 (outside of the United States and Canada, standard rates apply). The passcode for telephone access is 4723283#, but please note that you will not be able to vote or ask questions if you choose to participate telephonically. In light of public health concerns regarding the COVID-19 pandemic, the special meeting will be held in virtual meeting format only. You will not be able to attend the Special Meeting physically.

How do I attend the virtual special meeting, and will I be able to ask questions?

As a registered shareholder, you received a Proxy Card from Continental Stock Transfer. The form contains instructions on how to attend the virtual annual meeting including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact Continental Stock Transfer at the phone # or e-mail address below. Continental Stock Transfer support contact information is as follows: 917-262-2373, or email proxy@continentalstock.com.

You can pre-register to attend the virtual meeting starting April 19, 2022 at 9:00am ET (5 business days prior to the meeting date). Enter the URL address into your browser http://www.cstproxy.com/bcac/sm2022, enter your control number, name and email address. Once you pre-register you can vote or enter questions in the chat box. At the start of the meeting you will need to re-log in using your control # and will also be prompted to enter your control # if you vote during the meeting.

Beneficial holders, who own their investments through a bank or broker, will need to contact Continental Stock Transfer to receive a control number. If you plan to vote at the meeting you will need to have a legal proxy from your bank or broker or if you would like to join and not vote Continental will issue you a guest control number with proof of ownership. Either way you must contact Continental for specific instructions on how to receive the control number. We can be contacted at the number or email address above. Please allow up to 72 hours prior to the meeting for processing your control number.

If you do not have internet capabilities, you can listen only to the meeting by dialing +1 857-999-9155, within the U.S. and Canada, or +1 857-999-9155 (standard rates apply) outside the U.S. and Canada; when prompted enter the pin number 4723283#. This is listen only, you will not be able to vote or enter questions during the meeting.

How do I vote?

If you are a holder of record of Company common stock, including those shares held as a constituent part of our units, you may vote virtually at the special meeting or by submitting a proxy for the special meeting. Whether or not you plan to attend the special meeting virtually, the Company urges you to vote by proxy to ensure your vote is counted. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. You may still attend the special meeting and vote virtually if you have already voted by proxy.

If your shares of Company common stock, including those shares held as a constituent part of our units, are held in “street name” by a broker or other agent, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares virtually at the special meeting unless you request and obtain a valid proxy from your broker or other agent.

How do I change my vote?

If you have submitted a proxy to vote your shares and wish to change your vote, you may do so by delivering a later-dated, signed proxy card prior to the date of the special meeting or by voting virtually at the special meeting. Attendance at the special meeting alone will not change your vote. You also may revoke your proxy by sending a notice of revocation to the Company at 280 Park Avenue, Suite 43W, New York, NY 10017, Attn: Secretary.

How are votes counted?

Votes will be counted by the inspector of election appointed for the special meeting, who will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes for the proposal.

If my shares are held in “street name,” will my broker automatically vote them for me?

Under the rules governing banks and brokers who submit a proxy card with respect to shares held in street name, such banks and brokers have the discretion to vote on routine matters, but not on non-routine matters. The proposal for the approval of the Extension Amendment, however, is a “non-discretionary” item.

Your broker can vote your shares with respect to “non-discretionary items” only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions. If you do not give your broker instructions, your shares will be treated as broker non-votes with respect to the non-routine or “non-discretionary” proposal.

What is a quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of common stock on the record date, including those shares held as a constituent part of our units, are represented virtually or by proxy at the special meeting.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote virtually at the special meeting. Abstentions (but not broker non-votes) will be counted towards the quorum requirement. If there is no quorum, the presiding officer of the special meeting may adjourn the special meeting to another date.

Who can vote at the special meeting?

Only holders of record of the Company’s common stock, including those shares held as a constituent part of our units, at the close of business on March 21, 2022, are entitled to have their vote counted at the special meeting and any adjournments or postponements thereof. On this record date, 7,434,500 shares of common stock were outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name. If on the record date your shares or units were registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote virtually at the special meeting or vote by proxy. Whether or not you plan to attend the special meeting virtually, the Company urges you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If on the record date your shares or units were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the special meeting virtually. However, since you are not the stockholder of record, you may not vote your shares virtually at the special meeting unless you request and obtain a valid proxy from your broker or other agent.

What interests do the Company’s directors and executive officers have in the approval of the proposal?

The Company’s directors and executive officers have interests in the proposal that may be different from, or in addition to, your interests as a stockholder. These interests include ownership by them or their affiliates of Private Shares, and warrants that may become exercisable in the future, loans by them that will not be repaid in the event of our winding up and the possibility of future compensatory arrangements. See the section entitled “The Extension Amendment — Interests of the Company’s Directors and Officers.”

What if I object to the Extension Amendment? Do I have appraisal rights?

Stockholders do not have appraisal rights in connection with the Extension Amendment under the DGCL.

What happens to the Company’s warrants if the Extension Amendment is not approved?

If the Extension Amendment is not approved and the Company has not consummated a Business Combination by May 2, 2022, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, and subject to having lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest income earned on the trust account (which interest shall be net of taxes payable and after setting aside up to $100,000 to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no distribution from the trust account with respect to our warrants, which will expire worthless in the event the Company wind up.

What happens to the Company warrants if the Extension Amendment proposal is approved?

If the Extension Amendment proposal is approved, the Company will continue its efforts to consummate a Business Combination until the Extended Date and will retain the blank check company restrictions previously applicable to it. The warrants will remain outstanding in accordance with their terms.

How do I redeem my shares of Company common stock?

If the Extension is implemented, each public stockholder may seek to redeem all or a portion of his or her public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the approval of the Extension, including interest earned on the trust account deposits (which interest shall be net of taxes payable), divided by the number of then outstanding public shares. You will also be able to redeem your public shares in connection with any stockholder vote to approve a Business Combination, or if the Company has not consummated a Business Combination by the Extended Date.

To demand redemption, you must ensure your bank or broker complies with the requirements identified herein, including submitting a written request that your shares be redeemed for cash to the transfer agent and delivering your shares to the transfer agent prior to 5:00 p.m. EST on April 22, 2022. You will only be entitled to receive cash in connection with a redemption of these shares if you continue to hold them until the effective date of the Extension Amendment and Election.

Pursuant to our charter, a public stockholder may request that the Company redeem all or a portion of such public stockholder’s public shares for cash if the Extension Amendment is approved. You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)

(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)

prior to 5:00 p.m., Eastern Time, on April 22, 2002, (a) submit a written request to Continental Stock Transfer & Trust Company, the Company’s transfer agent (the “transfer agent”), at Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 1004, Attn: Mark Zimkind (e-mail: mzimkind@continentalstock.com), that the Company redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through The Depository Trust Company (“DTC”).

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and public warrants, or if a holder holds units registered in its own name, the holder must contact the transfer agent directly and instruct it to do so. Public stockholders may elect to redeem all or a portion of their public shares even if they vote for the Extension Amendment Proposal.

Through DTC’s DWAC (Deposit/Withdrawal at Custodian) System, this electronic delivery process can be accomplished by the stockholder, whether or not it is a record holder or its shares are held in “street name,” by contacting the transfer agent or its broker and requesting delivery of its shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and the Company’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $100 and the broker would determine whether or not to pass this cost on to the redeeming holder. It is the Company’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. The Company does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Such stockholders will have less time to make their investment decision than those stockholders that deliver their shares through the DWAC system. Stockholders who request physical stock certificates and wish to redeem may be unable to meet the deadline for tendering their shares before exercising their redemption rights and thus will be unable to redeem their shares.

Certificates that have not been tendered in accordance with these procedures prior to the vote on the Extension Amendment will not be redeemed for cash held in the trust account. In the event that a public stockholder tenders its shares and decides prior to the vote at the special meeting that it does not want to redeem its shares, the stockholder may withdraw the tender. If you delivered your shares for redemption to our transfer agent and decide prior to the vote at the special meeting not to redeem your shares, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the address listed above. In the event that a public stockholder tenders shares and the Extension Amendment is not approved, these shares will not be redeemed and the physical certificates representing these shares will be returned to the stockholder promptly following the determination that the Extension Amendment will not be approved. The Company anticipates that a public stockholder who tenders shares for redemption in connection with the vote to approve the Extension would receive payment of the redemption price for such shares soon after the completion of the Extension Amendment. The transfer agent will hold the certificates of public stockholders that make the election until such shares are redeemed for cash or returned to such stockholders.

If I am a public unit holder, can I exercise redemption rights with respect to my units?

No. Holders of outstanding public units must separate the underlying public shares, Public Warrants (as defined below) prior to exercising redemption rights with respect to the public shares.

If you hold units registered in your own name, you must deliver the certificate for such units to Continental Stock Transfer & Trust Company, our transfer agent, with written instructions to separate such units into public shares, and Public Warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the units. See “How do I redeem my shares of Company common stock?” above.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, if your shares are registered in more than one name or are registered in different accounts. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Company shares.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. The Company has engaged Morrow Sodali LLC (“Morrow Sodali”) to assist in the solicitation of proxies for the special meeting. The Company has agreed to pay

Morrow Sodali a fee of $25,000. The Company will also reimburse Morrow Sodali for reasonable and customary out-of-pocket expenses. In addition to these mailed proxy materials, our directors and executive officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. The Company may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Where do I find the voting results of the special meeting?

We will announce preliminary voting results at the special meeting. The final voting results will be tallied by the inspector of election and published in the Company’s Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the special meeting.

Who can help answer my questions?

If you have questions about the proposal or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Brookline Capital Acquisition Corp.

280 Park Avenue, Suite 43W

New York, NY 10017

Attn: Dr. Samuel P. Wertheimer

Telephone: (646) 643-6716

You may also contact the Company’s proxy solicitor at:

Morrow Sodali LLC

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

Telephone: (203) 658-9400 (Call Collect)

or

Call Toll-Free: (800) 662-5200

Email: BCAC.info@investor.morrowsodali.com

You may also obtain additional information about the Company from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

BACKGROUND

The Company

We are a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase reorganization or similar business combination with one or more businesses. We were incorporated in Delaware on May 27, 2020.

On February 2, 2021, we consummated our IPO of 5,750,000 units at a price of $10.00 per unit (the “units”), including 750,000 additional units to cover over-allotments (the “Over-Allotment Units”) at $10.00 per unit generating gross proceeds of $57,500,000. Each unit consists of one share of our common stock; one warrant to purchase one-half (1/2) share of our common stock (“Public Warrant”). Each whole Public Warrant is exercisable for one share of common stock at a price of $11.50 per full share. Simultaneously with the closing of the IPO and the sale of the units, we consummated the private placement (the “Initial Private Placement”) of 247,000 Private Placement Units at a price of $10.00 per Private Placement Unit, with the Sponsor (the “Unit Purchase Agreements”). The Private Placement Units are substantially similar to the units, except for certain differences in the warrants included in the Private Placement Units (the “Private Placement Warrants”). Unlike the Public Warrants, if held by the original holder or its permitted transferees, the Private Placement Warrants (i) may be exercised for cash or on a cashless basis at such time as they become exercisable, (ii) are not redeemable by us, and (iii) subject to certain limited exceptions, will be subject to transfer restrictions until thirty (30) days following the consummation of a Business Combination. If the Private Placement Warrants are held by holders other than its initial holders or their permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by holders on the same basis as the Public Warrants.

As of February 28, 2022, we had $58,087,092 (including interest but less the funds used to pay taxes) in the trust account.

On March 17, 2022, the Company and Apexigen entered into a BCA pursuant to which the Company and Apexigen would combine, with the former equityholders of both entities holding equity in the combined public company listed on the Nasdaq Stock Exchange and with Apexigen’s existing equityholders owning a majority of the equity in the Surviving Company. It is expected that there will be a substantial rollover of equity by the existing equityholders of Apexigen. Under the BCA, the transaction values Apexigen at $205.0 million on a net-equity basis, net of exercise proceeds for Apexigen’s pre-closing options and warrants. As a result of the transaction, the combined company is expected to receive approximately $73.1 million in gross proceeds funded by approximately $58.1 million in cash held in the Company’s trust account (assuming no shareholders exercise their redemption rights at closing) and $15.0 million from a fully committed PIPE consisting of units of shares and half a warrant for one share being sold at $10.00 per unit. The PIPE includes participation from healthcare institutional and individual investors. In addition, concurrent with the execution of the BCA, the Company, Apexigen and Lincoln Park have entered into a committed investment agreement under which the Surviving Company would have the right to direct Lincoln Park to purchase up to an aggregate of $50 million of common stock of the Surviving Company over a 24-month period (subject to certain limitations).

The completion of the business combination is subject to the satisfaction of the conditions set forth in the BCA, including (i) completion of any required stock exchange and regulatory review, (ii) approval of the transaction by the Company’s and Apexigen’s stockholders and (iii) receipt by Apexigen of any required third-party approvals. Accordingly, no assurances can be made that the parties will successfully negotiate and enter into a definitive agreement, or that the proposed transaction will be consummated on the terms or timeframe currently contemplated, or at all.

The mailing address of our principal executive office is 280 Park Avenue, Suite 43W, New York, NY 10017, and its telephone number is (646) 643-6716.

THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

The 2022 special meeting will be held at 11:00 a.m., local time, on Tuesday, April 26, 2022. The special meeting will be held virtually, at https://www.cstproxy.com/bcac/sm2022.

Stockholders are being asked to vote on the following proposal:

1.To amend our charter to extend the date by which the Company must consummate a Business Combination from May 2, 2022 (the date which is 15 months from the closing date of the IPO), on a monthly basis up to November 2, 2022 (the date which is 21 months from the closing date of the IPO).

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the special meeting if you owned our common stock, including as a constituent part of a unit, at the close of business on March 21, 2022, the record date for the special meeting. You will have one vote per proposal for each share of common stock you owned at that time. Our warrants do not carry voting rights.

At the close of business on the record date, there were 7,434,500 outstanding shares of Company common stock entitled to vote, of which 1,684,500 were Private Shares, including those held as a constituent part of Private Placement Units.

Votes Required

Approval of the Extension Amendment proposal will require the affirmative vote of holders of 65% of the Company’s common stock outstanding on the record date.

If you do not vote (i.e., you “abstain” from voting on the proposal), your action will have the same effect as an “AGAINST” vote. Broker non-votes will have the same effect as “AGAINST” votes.

If you do not want the proposal to be approved, you must abstain, not vote, or vote against the proposal. The Company anticipates that a public stockholder who tenders shares for redemption in connection with the vote to approve the Extension Amendment would receive payment of the redemption price for such shares soon after the completion of the Extension Amendment.

Voting

You can vote your shares at the special meeting by proxy or virtually.

You can vote by proxy by having one or more individuals who will be at the special meeting vote your shares for you. These individuals are called “proxies” and using them to cast your ballot at the special meeting is called voting “by proxy.”

If you wish to vote by proxy, you must (i) complete the enclosed form, called a “proxy card,” and mail it in the envelope provided or (ii) submit your proxy by telephone or over the Internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instruction card.

If you complete the proxy card and mail it in the envelope provided or submit your proxy by telephone or over the Internet as described above, you will designate Dr. Samuel P. Wertheimer and Scott Katzmann to act as your proxy at the special meeting. One of them will then vote your shares at the special meeting in accordance with the instructions you have given them in the proxy card or voting instructions, as applicable, with respect to the proposal presented in this proxy statement. Proxies will extend to, and be voted at, any adjournment(s) of the special meeting.

Alternatively, you can vote your shares in person by attending the special meeting. You will be given a ballot at the special meeting.

A special note for those who plan to attend the special meeting and vote virtually: if your shares or units are held in the name of a broker, bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee holding your shares. You will not be able to vote at the special meeting unless you obtain a legal proxy from the record holder of your shares.

Our Board is asking for your proxy. Giving our Board your proxy means you authorize it to vote your shares at the special meeting in the manner you direct. You may vote for or withhold your vote for the nominee or any proposal or you may abstain from voting. All valid proxies received prior to the special meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted “FOR” the Extension Amendment, and as the proxy holders may determine in their discretion with respect to any other matters that may properly come before the special meeting.

Stockholders who have questions or need assistance in completing or submitting their proxy cards should contact our proxy solicitor, Morrow Sodali, at (203) 658-9400 (call collect), (800) 662-5200 (call toll-free), or by sending an email to BCAC.info@investor.morrowsodali.com.

Stockholders who hold their shares in “street name,” meaning the name of a broker or other nominee who is the record holder, must either direct the record holder of their shares to vote their shares or obtain a legal proxy from the record holder to vote their shares at the special meeting.

Revocability of Proxies

Any proxy may be revoked by the person giving it at any time before the polls close at the special meeting. A proxy may be revoked by filing with the Secretary at Brookline Capital Acquisition Corp., 280 Park Avenue, Suite 43W, New York, NY 10017 either a written notice of revocation bearing a date later than the date of such proxy or a subsequent proxy relating to the same shares or by attending the special meeting and voting virtually.

Simply attending the special meeting will not constitute a revocation of your proxy. If your shares are held in the name of a broker or other nominee who is the record holder, you must follow the instructions of your broker or other nominee to revoke a previously given proxy.

Attendance at the Special Meeting

Only holders of common stock, their proxy holders and guests the Company may invite may attend the special meeting. If you wish to attend the special meeting virtually but you hold your shares or units through someone else, such as a broker, please follow the instructions you receive from your broker, bank or other nominee holding your shares. You must bring a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Solicitation of Proxies

Your proxy is being solicited by our Board on the proposal being presented to stockholders at the special meeting. The Company has agreed to pay Morrow Sodali a fee of $25,000. The Company will also reimburse Morrow Sodali for reasonable and customary out-of-pocket expenses. In addition to these mailed proxy materials, our directors and executive officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. The

Company may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. You may contact Morrow Sodali at:

Morrow Sodali LLC

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

Telephone: (203) 658-9400 (Call Collect)

or

Call Toll-Free: (800) 662-5200

Email: BCAC.info@investor.morrowsodali.com

The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the special meeting, will be borne by the Company.

Some banks and brokers have customers who beneficially own common stock listed of record in the names of nominees. The Company intends to request banks and brokers to solicit such customers and will reimburse them for their reasonable out-of-pocket expenses for such solicitations. If any additional solicitation of the holders of our outstanding common stock is deemed necessary, the Company (through our directors and executive officers) anticipates making such solicitation directly.

No Right of Appraisal

The Company’s stockholders do not have appraisal rights under the DGCL in connection with the proposal to be voted on at the special meeting. Accordingly, our stockholders have no right to dissent and obtain payment for their shares.

Other Business

The Company is not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of 2022 Special Meeting and with respect to any other matters which may properly come before the special meeting. If other matters do properly come before the special meeting, or at any adjournment(s) of the special meeting, the Company expects that the shares of common stock represented by properly submitted proxies will be voted by the proxy holders in accordance with the recommendations of our Board.

Principal Executive Offices

Our principal executive offices are located at 280 Park Avenue, Suite 43W, New York, NY 10017. Our telephone number at such address is (646) 643-6716.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE MANAGEMENT

Officers and Directors

Our executive officers and directors are as follows:

Name	Age	Position
Dr. Samuel P. Wertheimer	62	Chief Executive Officer and Chairman
Scott A Katzmann	66	President and Director
Patrick A. Sturgeon	45	Chief Financial Officer
James N. Hauslein	62	Director
Elgar Peerschke	65	Director
Tito A. Serafini, PhD	58	Director

Dr. Samuel P. Wertheimer, our Chairman and Chief Executive Officer since inception, has been an investor in the healthcare and life sciences sectors, entrepreneur, and scientist. He joined Brookline Capital Markets in 2017 as Senior Scientific Advisor. His role is to identify opportunities, diligence, structure investments, and raise capital for banking clients. From 2012 to 2016, he served as co-founder of Poliwogg, Inc. a financial services firm bringing innovation to healthcare investing. While at Poliwogg, he helped develop the Poliwogg Medical Breakthrough Index that serves as the underlying index for the ALPS Medical Breakthrough ETF (SBIO). From 2000 to 2011, Dr. Wertheimer was a Private Equity Partner at OrbiMed Advisors, LLC, one of the world’s largest healthcare-dedicated investment firms. At OrbiMed, Dr. Wertheimer was involved in raising and investing four venture capital funds with more than $1.5 billion in committed capital. He previously served on the boards of multiple public and private companies, including Biodel (NASDAQ: BIOD); a developer of drug delivery technologies, from 2006 to 2009; ChemoCentryx (CCXI), a development stage biotechnology company, from 2001 to 2011; Corus Pharma (acquired by Gilead), a development stage biotechnology company from 2001 to 2006; InteKrin Therapeutics (acquired by Coherus), a development stage biotechnology company from 2007 to 2010; NeurAxon, a development stage biotechnology company, from 2007 to 2010; and Salmedix (acquired by Cephalon), a development stage biotechnology company, from 2004 to 2005. He helped bring to market several new drugs including Treanda®, Cayston®, and Orbactiv®. Dr. Wertheimer received his Doctor of Philosophy degree from New York University, his Master of Public Health, with Honors, from Yale University and his Bachelor of Arts from the Johns Hopkins University. We believe he is well-qualified to serve as a Director due to his extensive operational and investment experience in the life sciences industry.

Scott A. Katzmann, our President since inception, and one of our Directors, is a co-founder of Brookline Capital Markets. At Brookline Capital Markets, Mr. Katzmann leads its Private Capital team. Prior to co-founding Brookline in 2016, Mr. Katzmann served as Senior Managing Director of Opus Point Partners, an investment firm dedicated to healthcare and life science investing, from 2011 to 2013. Mr. Katzmann was formerly a Managing Director at Paramount BioCapital from 1993 to 2011. In July 2009, Basin Water, Inc., a groundwater treatment company for which Mr. Katzmann served as Chairman of the Board and Director, filed a petition for voluntary reorganization under Chapter 11 of the United States Bankruptcy Code. In August 2009, following an auction, a purchase of substantially all Basin Water, Inc.’s assets and the assumption of certain of its liabilities by Amplio Filtration Holdings, Inc. was approved by the court. Prior to Paramount, Mr. Katzmann held similar investment banking positions at First Boston and its successor, Credit Suisse First Boston. Mr. Katzmann received his B.A. in Economics from Tulane and his M.B.A. from the Wharton School at the University of Pennsylvania. We believe he is well-qualified to serve as a Director due to his extensive investment and capital management experience.

Patrick A. Sturgeon, our Chief Financial Officer since inception, has nearly two decades of experience with M&A and equity capital market transactions in the healthcare and other sectors. He has served as a Managing Director at Brookline Capital Markets, since 2016. At Brookline, Mr. Sturgeon focuses on mergers and acquisitions, public financing, private capital raising, secondary offerings, and capital markets. On the public financing front, he focuses on SPAC transactions, primarily underwritten initial public offerings and initial Business Combinations. From 2013 to 2016, Mr. Sturgeon served as a Managing Director at Axiom Capital Management. He worked at Freeman & Co. from 2002 to 2011, where he focused on mergers and acquisitions in the financial services sector. Since July 2020 he has served as Chief Financial Officer and Secretary of Alpha Healthcare Acquisition Corp., a blank check company which had its initial public offering in September 2020 and is currently searching for an initial Business Combination in the healthcare industry in the United States. Mr. Sturgeon received his B.S. in Economics from the University of Massachusetts, Amherst and his M.B.A in Finance from New York University.

James N. Hauslein, one of our Directors, has served as a Managing Director of Hauslein & Company, Inc., a private investment firm, since 1990. In 2015, Mr. Hauslein led the recapitalization/acquisition of Big Time Products LLC, or BTP, a leading supplier of workplace hand protection and related products into the consumer DYI/Pro retail channel (The Home Depot, Wal-Mart, ACE, True Value et. al.). The 2015 recapitalization was in partnership with BTP’s co-founders and three institutional investors. In 2018, BTP was sold to the Hillman Group (a portfolio company of CCMP). During the period that Mr. Hauslein was a shareholder of BTP, he served as Executive Chairman and then Chief Executive Officer. Under Mr. Hauslein’s leadership, BTP completed its first add-on acquisition in 2015 and its second add-on acquisition in 2016. Under Mr. Hauslein’s leadership, the company became a leader in the non-apparel ‘work gear’ product category. Mr. Hauslein was involved in the acquisition of a controlling interest in Sunglass Hut International in 1987 and subsequently led the buyout in 1991 and the initial public offering in 1993. Mr. Hauslein served as Executive Chairman of Sunglass Hut International from 1991 until 2001, and for part of his tenure was Chief Executive Officer of Sunglass Hut (1997 to 1998 and for several months in 2001). Under Mr. Hauslein’s leadership, Sunglass Hut grew in revenue from approximately $37 million in 1987 to approximately $680 million in 2000 prior to the sale to Luxottica Group SpA. At the time of the sale to the Luxottica Group, Sunglass Hut operated approximately 2,000 company-owned stores in North America, Europe, Asia and the Caribbean. While at Sunglass Hut, Mr. Hauslein presided over numerous add-on acquisitions in the United States and Australia as well as organic growth in North America, the Caribbean, and Europe and a joint venture in Singapore. In addition, Mr. Hauslein led the implementation of the company’s digital branding and online sales strategy. Mr. Hauslein previously served on the Board of Directors of Atlas Acquisition Holdings Corp., Easterly Acquisition Corp., Freedom Acquisition Holdings Inc., GLG Partners, Inc. and Liberty Acquisition Holdings Corp. Mr. Hauslein served as Chairman and Chief Executive Officer of Atlas Acquisition Holdings Corp. from 2007 until 2010. Atlas Acquisition Holdings Corp. liquidated in 2010 and did not complete a business combination. Freedom Acquisition Holdings Inc. completed a business combination with GLG Partners, Inc. in 2007 and GLG Partners, Inc. was subsequently sold to the Mann Group in 2010. Liberty Acquisition Holdings Corp. completed a business combination with Promotora de Informaciones S.A. in 2010. Prior to completing a business combination with Sirius International Insurance Group, Mr. Hauslein resigned from the Board of Directors of Easterly Acquisition Corp. Mr. Hauslein is not currently an officer or director of any of these companies. From 2015 until 2018, Mr. Hauslein served on the board of NB Parent Company, the parent holding company for Big Time Products, LLC. Since July 2020, Mr. Hauslein has also served as the Chairman, Chief Executive Officer and Chief Financial Officer of Jupiter Acquisition Corp., a blank check company focused on the consumer and TMT industries currently in the process of completing its initial public offering. Mr. Hauslein received his MBA from Cornell University’s Johnson Graduate School of Management, and his Bachelor of Science in Chemical Engineering from Cornell University. Mr. Hauslein is well-qualified to serve on our Board of Directors due to his operational experience, diversified board experience, his knowledge of private equity, and his prior special purpose acquisition company experience.

Elgar Peerschke, one of our Directors, is a C-level executive with multi-national experience in the US, Europe, and Latin America. Over the course of his career he has had extensive regional and global P&L responsibilities. He has been acting in the capacity of independent investor and advisor since 2017. From 2014 to 2017, he served as Senior Advisor to several C-suite executive officers at IQVIA, a human data science company. In these roles, Mr. Peerschke was responsible for driving the consultative sales organizations as well as large deals/sole providerships for QuintilesIMS, a global provider of technology solutions and contract research services to the healthcare industry. Prior to IQVIA, Mr. Peerschke spent over 20 years in consulting, focusing on serving clients in the healthcare industry, primarily pharma/biotech and related services companies with extensive in clinical development strategy/operations, market access and product launch as well as organization design, performance improvement, corporate M&A, diligence, growth opportunities and post-merger integration. He is a director of ARdVRk Technologies, a private virtual reality company in the healthcare and life sciences field. Over his 20 years in consulting, he held various leadership positions at Bain & Company, including as Managing Director — North American Healthcare Practice and Managing Director — Global Healthcare Practice, as well as McKinsey and Company prior to that. Mr. Peerschke holds an MBA from New York University in Finance and a BA from Rutgers University in Political Science. We believe he is well-qualified to serve as a Director due to his extensive investment, operational and consulting experience.

Tito A. Serafini, PhD, one of our Directors, is one of the three principal founders of Atreca, Inc. (Nasdaq: BCEL), a public, development-stage biotechnology company, where he serves as a member of the board of directors. Dr. Serafini was the Chief Executive Officer from Atreca’s inception in 2010 until 2018, and currently serves as the company’s Chief Strategy Officer. Before founding Atreca, he was Chief Scientific Officer of Nuon Therapeutics, a development-stage biotechnology company, from 2009 to 2011. Prior to his role at Nuon, Dr. Serafini was a co-founder of Renovis, Inc., where he served as an executive officer in multiple roles, including leading research and M&A functions. Prior to founding Renovis, Dr. Serafini was an award-winning faculty member in the Department of Molecular and Cell Biology at the University of California, Berkeley, where he established the university’s Functional Genomics Laboratory. Dr. Serafini received a BS in biochemistry from Case Western Reserve and a PhD in biochemistry from Stanford University (advised by Dr. James Rothman), and he performed postdoctoral research at the University of California, San Francisco, in the laboratory of Dr. Marc Tessier-Lavigne. Dr. Serafini also currently serves as a member of the board of directors of Anagenex, a private biotechnology company. We believe he is well-qualified to serve as a Director due to his extensive scientific and operational experience.

Prior Blank Check Experience

Mr. Hauslein has served as a founder, Chief Executive Officer or as a director of four blank check companies formed for the purpose of effecting a business combination, raising an aggregate of almost $2 billion in their initial public offerings. None of these companies changed its intentions from what each disclosed in its respective initial public offering prospectus. Mr. Hauslein is not currently an officer or director of any of these companies.

Freedom Acquisition Holdings, Inc.

Freedom Acquisition Holdings, Inc. raised $528 million in January 2007 and completed a $3.4 billion business combination with hedge fund GLG Partners later that year. Mr. Hauslein served as a Director on the Board of Directors of Freedom Acquisition Holdings and of the combined entity.

Liberty Acquisition Holdings Corp.

Mr. Hauslein served as a Director of Liberty Acquisition Holdings Corporation, which raised $1.035 billion in December 2007 and completed its $8.0 billion business combination with Promotora de Informaciones, S.A., a large Spanish and Portuguese-language media group, in November 2010.

Atlas Acquisition Holdings Corp.

Mr. Hauslein served as Co-founder, Chairman and Chief Executive Officer of Atlas Acquisition Holdings Corporation, a consumer-focused blank check company which raised $200 million when it went public in 2008. Atlas did not complete its business combination with Select Staffing Inc. and distributed the funds held in trust to its stockholders.

Easterly Acquisition Corp.

Mr. Hauslein served as a Director on Easterly Acquisition Corp, a blank check company that went public in July 2015, raising $200 million. Prior to completing its $2.196 billion business combination with Sirius International Insurance Group in 2018, Mr. Hauslein resigned as a Director in June 2018.

Number and Terms of Office of Officers and Directors

We have five directors. Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. In accordance with NASDAQ corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on NASDAQ. The term of office of the first class of directors, consisting of Messrs. Peerschke and Hauslein, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Serafini and Katzmann, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Dr. Wertheimer, will expire at the third annual meeting of stockholders.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chairman of the Board, a Chief Executive Officer, Chief Financial Officer, President, Vice Presidents, Secretary, Treasurer, Assistant Secretaries and such other offices as may be determined by the board of directors.

Director Independence

NASDAQ listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Messrs. Hauslein, Peerschke and Serafini are “independent directors” as defined in the NASDAQ listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Officer and Director Compensation

None of our officers has received any cash compensation for services rendered to us except for Patrick Sturgeon, our Chief Financial Officer, who received $25,000 for financial advisory services from the Company provided since our inception. Commencing on the date of this prospectus, we have agreed to pay an affiliate of our Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial Business Combination or our liquidation, we will cease paying these monthly fees. Other than as set forth elsewhere in this proxy statement, no compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to our Sponsor, officers, directors or any affiliate of our Sponsor, officers or directors, prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial Business Combination (regardless of the type of transaction that it is) except that we may pay Brookline or its affiliates, partners or employees, a fee for financial advisory services rendered in connection with our identification, negotiation and consummation of our initial Business Combination; the amount of any fee we pay to Brookline or its affiliates, partners or employees, will be based upon the prevailing market for similar services for such transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest. Our officers and directors will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers, directors, advisors or our or their affiliates. Any such payments prior to an initial Business Combination will be made using funds held outside the trust account. Other than quarterly audit committee review of such payments, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with identifying and consummating an initial Business Combination.

After the completion of our initial Business Combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed initial Business Combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed initial Business Combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial Business Combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after our initial Business Combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial Business Combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Our board of directors has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, NASDAQ rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and NASDAQ rules require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

We have established an audit committee of the board of directors. Messrs. Hauslein, Peerschke and Serafini serve as members of our audit committee, and Mr. Peerschke chairs the audit committee. Under the NASDAQ listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Messrs. Hauslein, Peerschke and Serafini meet the independent director standard under NASDAQ listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate and our board of directors has determined that Mr. Hauslein qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

•	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•

obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•

reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

We have established a compensation committee of the board of directors. Messrs. Hauslein and Serafini serve as members of our compensation committee. Under the NASDAQ listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. Messrs. Hauslein and Serafini are independent and Mr. Serafini chairs the compensation committee.

We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;

•	reviewing on an annual basis our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	if required, producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the payment to an affiliate of our Sponsor of $10,000 per month, for up to 15 months, for office space, utilities and secretarial and administrative support, reimbursement of expenses, payment to Patrick Sturgeon, our Chief Financial Officer, of $25,000 by the Company for financial advisory services provided to the Company since inception, and payment to our Sponsor and/or any of its affiliates, partners or employees, including Brookline or its affiliates, partners or employees, of a fee for financial advisory services rendered in connection with our initial Business Combination, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial Business Combination. Accordingly, it is likely that prior to the consummation of an initial Business Combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial Business Combination.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

Director Nominations

We do not have a standing nominating committee though we intend to form a corporate governance and nominating committee as and when required to do so by law or NASDAQ rules. In accordance with Rule 5605 of the NASDAQ rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are Messrs. Hauslein, Peerschke and Serafini. In accordance with Rule 5605 of the NASDAQ rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. We have filed a copy of our Code of Ethics and our audit and compensation committee charters as exhibits to our registration statement on Form S-1/A filed with the SEC on August 24, 2020. You are able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See the section of this proxy statement entitled “Where You Can Find Additional Information.”

Conflicts of Interest

Subject to pre-existing fiduciary or contractual duties as described below, our officers and directors have agreed to present any business opportunities presented to them in their capacity as a director or officer of our company to us. Certain of our officers and directors presently have fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We believe, however, that the fiduciary duties or contractual obligations of our officers or directors will not materially affect our ability to complete our initial Business Combination. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

Members of our management team may become an officer or director of another special purpose acquisition company with a class of securities registered under the Exchange Act even before we enter into a definitive agreement for an initial Business Combination.

Potential investors should also be aware of the following other potential conflicts of interest:

•

None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•

Our initial stockholders have agreed to waive their redemption rights with respect to any Private Shares or representative shares, as applicable, and placement shares and (except for Ladenburg) any public shares held by them in connection with the consummation of our initial Business Combination. Additionally, our initial stockholders have agreed to waive their redemption rights with respect to any Private Shares or representative shares, as applicable, and placement shares held by them if we fail to consummate our initial Business Combination within 15 months after the closing of this offering. If we do not complete our initial Business Combination within such applicable time period, the proceeds of the sale of the placement units held in the trust account will be used to fund the redemption of our public shares, and the placement securities will expire worthless. With certain limited exceptions, our Sponsor has agreed not to transfer, assign or sell 50% of their Private Shares until the earlier of (i) six months after the date of the consummation of our initial Business Combination or (ii) the date on which the closing price of our shares of common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after our initial Business Combination, and the remaining 50% of the Private Shares may not be transferred, assigned or sold until six months after the date of the consummation of our initial Business Combination, or earlier, in either case, if, subsequent to our initial Business Combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. With certain limited exceptions, the placement shares and placement warrants and the common stock underlying such warrants, and the representative shares held by Ladenburg and its employees, will not be transferable, assignable or saleable by our Sponsor or its permitted transferees or Ladenburg or its employees and permitted transferees until 30 days after the completion of our initial Business Combination. Since our Sponsor and officers and directors may directly or indirectly own common stock and warrants following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial Business Combination.

•

Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial Business Combination.

•

We have paid Patrick Sturgeon, our Chief Financial Officer, a fee of $25,000 for financial advisory services rendered to the Company since inception, and may in the future pay Brookline or its affiliates, partners or employees, a fee for financial advisory services rendered in connection with our identification, negotiation and consummation of our initial Business Combination. The amount of any fee we pay to Brookline or its affiliates, partners or employees, will be based upon the prevailing market for similar services for such transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest.

•

Our Sponsor, officers or directors may have a conflict of interest with respect to evaluating a business combination and financing arrangements as we may obtain loans from our Sponsor or an affiliate of our Sponsor or any of our officers or directors to finance transaction costs in connection with an intended initial Business Combination. Up to $1,500,000 of such loans may be convertible into units, at a price of $10.00 per unit at the option of the lender, upon consummation of our initial Business Combination. The units would be identical to the placement units.

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or contractual obligations:

Individual(1)	Entity	Entity’s Business	Affiliation
Dr. Samuel P. Wertheimer	Brookline Capital Markets	Investment Bank	Managing Partner
Scott A. Katzmann	Brookline Capital Markets	Investment Bank	Founder

Patrick A. Sturgeon	Brookline Capital Markets	Investment Bank	Managing Partner

	Alpha Healthcare Acquisition Corp.	Blank Check Company	Officer

James N. Hauslein	Hauslein & Company	Investing	Managing Director

	Jupiter Acquisition Corp	Blank Check Company	Officer and Director

Elgar Peerschke	ARdVRk Technologies	Healthcare and Life Sciences	Director

Tito A. Serafini, PhD	Atreca	Biotechnology	Officer and Director

(1)	Each person has a fiduciary duty with respect to the listed entities next to their respective names.

Accordingly, if any of the above executive officers and directors becomes aware of a business combination opportunity which is suitable for any of the above entities to which he or she has current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity.

We are not prohibited from pursuing an initial Business Combination with a company that is affiliated with our Sponsor, officers or directors. However, we do not intend to contact any such prospective target businesses subsequent to the closing of this offering unless we become aware that such targets are interested in a potential initial Business Combination with us and such transaction would be attractive to our stockholders. In the event we seek to complete our initial Business Combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions, that such an initial Business Combination is fair to our company from a financial point of view.

In the event that we submit our initial Business Combination to our public stockholders for a vote, pursuant to the letter agreement, our Sponsor, officers and directors have agreed to vote any Private Shares held by them and any public shares purchased during or after the offering (including in open market and privately negotiated transactions) in favor of our initial Business Combination. Ladenburg is under no such obligation with respect to any public shares it may purchase.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation will provide that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We entered into agreements with our officers and directors to provide contractual indemnification (see our registration statement on Form S-1/A filed with the SEC on August 24, 2020) in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of March 21, 2022 by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers and directors that beneficially owns shares of our common stock; and

•	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

The following table presents the number of shares and percentage of our common stock beneficially owned as of the filing date, before and after this offering, by each person, or group of persons, known to us who beneficially owns more than 5% of our capital stock, each named executive officer, each of our directors and all directors and executive officers as a group.

Name and Address of Beneficial Owner()	Number of Shares Beneficially Owned(2)	Approximate Percentage of Outstanding Common Stock
Brookline Capital Holdings, LLC(2)	1,428,250	19.2%
Dr. Samuel P. Wertheimer(2)	—	—
Scott A Katzmann(2)	—	—
Patrick A. Sturgeon(2)	—	—
James N. Hauslein(2)	—	—
Elgar Peerschke(2)	—	—
Tito A. Serafini, PhD(2)	—	—
All executive officers and directors as a group (6 individuals) (1)	1,428,250	19.2%
Periscope Capital Inc. (3)	417,000	5.6%
Kepos Capital LP(4)	382,289	5.1%

•	Less than 1%
(1)	The business address of each of these entities and individuals is at 600 Lexington Avenue, 33rd Floor, New York, New York 10022.
(2)

Interests shown consist solely of Private Shares as well as the Private Shares that are a constituent part of the Private Placement Units. Brookline Capital Holdings, LLC, our Sponsor, is the record holder of the shares reported herein. William Buchanan, Jr. is the managing member of our Sponsor. Consequently, such person may be deemed the beneficial owner of the shares held by our Sponsor and have voting and dispositive control over such securities. Such person disclaims beneficial ownership of any shares other than to the extent he may have a pecuniary interest therein, directly or indirectly. Each of our officers, directors and advisors is a direct or indirect member of our Sponsor.

(3)	Based on the Form 13G filed by Periscope Capital Inc., as filed with the SEC on February 14, 2022. The business address reported is 333 Bay Street, Suite 1240, Toronto, Ontario, Canada M5H 2R2.
(4)

Based on the Form 13G filed by Kepos Capital LP, as filed with the SEC on February 4, 2022. Mr. Mark Carhart is reported as the managing partner of Kepos Capital GP LLC, the general partner of Kepos Capital LP. The business address reported is 11 Time Square, 35th Floor, New York, NY 10036.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In June 2020, our Sponsor paid an aggregate of $25,000 on behalf of us to cover certain offering costs in exchange for 1,437,500 Private Shares, or approximately $0.017 per share. In July 2020, our Sponsor forfeited 57,500 Private Shares to us and Ladenburg and certain of its employees purchased from us an aggregate of 57,500 Private Shares at an average purchase price of approximately $0.017 per share, for an aggregate purchase price of $977.5. The number of Private Shares issued was determined based on the expectation that such Private Shares would represent 20% of the outstanding shares upon completion of the IPO (excluding the Private Placement Units and underlying securities). The Private Shares and representative shares may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

In February 2021, we paid Patrick Sturgeon, our Chief Financial Officer, a fee of $25,000 for financial advisory services rendered to the Company since inception.

We may in the future pay the Sponsor or its affiliates, partners or employees, a fee for financial advisory services rendered in connection with our identification, negotiation and consummation of our initial Business Combination. The amount of any fee we pay to the Sponsor or its affiliates, partners or employees, will be based upon the prevailing market for similar services for such transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest.

We have agreed to pay Brookline Capital Markets (“Brookline Capital Markets”), an affiliate of members of our Sponsor, a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial Business Combination or our liquidation, we will cease paying these monthly fees.

Other than the foregoing, no compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to our Sponsor, officers, directors or any affiliate of our Sponsor, officers, directors prior to, or in connection with any services rendered in order to effectuate, the consummation of an initial Business Combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers, directors, advisors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

In addition, in order to finance transaction costs in connection with an intended initial Business Combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial Business Combination, we would repay such loaned amounts. In the event that the initial Business Combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units, at a price of $10.00 per unit at the option of the lender, upon consummation of our initial Business Combination. The units would be identical to the placement units. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After our initial Business Combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial Business Combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

The holders of the Private Shares, and units that may be issued upon conversion of working capital loans (and in each case holders of their component securities, as applicable) will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by us. Notwithstanding the foregoing, Ladenburg and its employees may not exercise its demand and “piggyback” registration rights after five (5) and seven (7) years after the effective date of our registration statement on Form S-1 relating to our IPO and may not exercise its demand rights on more than one occasion. We will bear the expenses incurred in connection with the filing of any such registration statements.

We have entered into indemnification agreements with each of our officers and directors a form of which is filed as an exhibit to our Form S-1/A filed with the SEC on August 24, 2020. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Related Party Policy

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

We have adopted a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. Our code of ethics has been filed as an exhibit to our Form S-1/A as filed with the SEC on August 24, 2020.

In addition, our audit committee, pursuant to a written charter, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. A form of the audit committee charter has been filed as an exhibit to our Form S-1/A filed with the SEC on August 24, 2020. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial Business Combination with an entity that is affiliated with any of our Sponsor, officers or directors unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that our initial Business Combination is fair to our company from a financial point of view. Furthermore, no finder’s fees, reimbursements, consulting fee, monies in respect of any payment of a loan or other compensation will be paid by us to our Sponsor, officers, directors or any affiliate of our Sponsor, officers, directors prior to, for services rendered to us prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial Business Combination (regardless of the type of transaction that it is). However, the following payments have been or will be made to our Sponsor, officers, directors or our or their affiliates, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial Business Combination:

•	Repayment of up to an aggregate of $300,000 in loans made to us by our Sponsor to cover offering-related and organizational expenses;

•	Payment to an affiliate of our Sponsor of $10,000 per month, for up to 15 months, for office space, utilities and secretarial and administrative support;

•	Payment to Patrick Sturgeon, our Chief Financial Officers, of a fee of $25,000 for financial advisory services rendered to the Company since inception;

•

we may pay Brookline Capital Markets or its affiliates, partners or employees, a fee for financial advisory services rendered in connection with our identification, negotiation and consummation of our initial Business Combination; the amount of any fee we pay Brookline Capital Markets or its affiliates, partners or employees, will be based upon the prevailing market for similar services for such transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest;

•	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial Business Combination; and

•

Repayment of loans which may be made by our Sponsor or an affiliate of our Sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial Business Combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be convertible into units, at a price of $10.00 per unit at the option of the lender, upon consummation of our initial Business Combination. The units would be identical to the placement units.

Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers, directors, advisors or our or their affiliates.

PROPOSAL NO. 1 — THE EXTENSION AMENDMENT

The Extension Amendment

The Company is proposing to amend its charter to extend the date by which the Company must consummate a Business Combination on a monthly basis up to the Extended Date.

The sole purpose of the Extension Amendment is to provide the Company with sufficient time to complete a Business Combination. Approval of the Extension Amendment proposal is a condition to the implementation of the Extension.

If the Extension Amendment proposal is not approved and the Company has not consummated a Business Combination by May 2, 2022, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, and subject to having lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest shall be net of taxes payable and after setting aside up to $100,000 to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

A copy of the proposed amendment to the Company’s charter is attached to this proxy statement as Annex A.

Reasons for the Proposal

The Company’s IPO prospectus and charter provided that the Company initially had until May 2, 2022 (the date which was 15 months after the consummation of the IPO) to complete a Business Combination.

This is not sufficient time to complete a Business Combination. Because the Company will not be able to complete a Business Combination by May 2, 2022, the Company has determined to seek stockholder approval to extend the time for closing a Business Combination beyond May 2, 2022, to the Extended Date. The sole purpose of the Extension Amendment is to provide the Company with sufficient time to complete a Business Combination, which our Board believes is in the best interests of our stockholders. On March 17, 2022, the Company and Apexigen entered into the BCA pursuant to which the Company and Apexigen would combine, with the former equityholders of both entities holding equity in the combined public company listed on the Nasdaq Stock Exchange and with Apexigen’s existing equityholders owning a majority of the equity in the Surviving Company. It is expected that there will be a substantial rollover of equity by the existing equityholders of Apexigen. Under the BCA, the transaction values Apexigen at $205.0 million on a net-equity basis, net of exercise proceeds for Apexigen’s pre-closing options and warrants. As a result of the transaction, the combined company is expected to receive approximately $73.1 million in gross proceeds funded by approximately $58.1 million in cash held in the Company’s trust account (assuming no shareholders exercise their redemption rights at closing) and $15.0 million from a fully committed PIPE consisting of units of shares and half a warrant for one share being sold at $10.00 per unit. The PIPE includes participation from healthcare institutional and individual investors. In addition, concurrent with the execution of the BCA, the Company, Apexigen and Lincoln Park have entered into a committed investment agreement under which the Surviving Company would have the right to direct Lincoln Park to purchase up to an aggregate of $50 million of common stock of the Surviving Company over a 24-month period.

The completion of the Business Combination with Apexigen is subject to the satisfaction of the conditions set forth in the BCA, including (i) completion of any required stock exchange and regulatory review, (ii) approval of the transaction by the Company’s and Apexigen’s stockholders and (iii) receipt by Apexigen of any required third-party approvals. Accordingly, no assurances can be made that the proposed transaction contemplated by the BCA will be consummated on the terms or timeframe currently contemplated, or at all. The Board believes that it is in the best interests of our stockholders to provide the Company more time to complete a Business Combination and to consummate a Business Combination. The Company intends to hold another stockholders meeting prior to the Extended Date in order to seek stockholder approval of a potential Business Combination.

Upon preparation of the Combination Proxy Statement, the Company intends to hold another stockholders meeting prior to the Extended Date in order to seek stockholder approval of a potential Business Combination. Therefore, the Company is not asking you to vote on a Business Combination at this time. If the Extension is implemented and you do not elect to redeem your public shares, you will retain the right to vote on a Business Combination and the right to redeem your public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest, divided by the number of then outstanding public shares, in the event a Business Combination is approved and completed or the Company has not consummated a Business Combination by the Extended Date.

The Company’s charter provides that if the Company’s stockholders approve an amendment to the Company’s charter that would affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company does not complete a Business Combination before May 2, 2022, the Company will provide its public stockholders with the opportunity to redeem all or a portion of their shares of common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest shall be net of taxes payable), divided by the number of then outstanding public shares. The Company believes that this charter provision was included to protect the Company’s stockholders from having to sustain their investments for an unreasonably long period if the Company failed to find a suitable business combination in the timeframe contemplated by the charter.

If the Extension Amendment Proposal is Not Approved

If the Extension Amendment is not approved and the Company has not consummated a Business Combination by May 2, 2022, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not released to the Company to pay franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The initial stockholders have waived their rights to liquidating distributions from the trust account with respect to their Private Shares. As a consequence of such waivers, any liquidating distribution that is made will be only with respect to the public shares. There will be no distribution from the trust account with respect to the Company’s warrants, which will expire worthless if the Company winds up. The Company will pay the costs of liquidation from its remaining assets outside of the trust account.

If the Extension Amendment is not approved, the trust account will be liquidated as described above.

If the Extension Amendment is Approved

If the Extension Amendment is approved, the Company will file an amendment to the charter with the Secretary of State of the State of Delaware in the form of Annex A hereto to extend the time it must complete a Business

Combination on a monthly basis until the Extended Date. The Company will remain a reporting company under the Exchange Act, and its units, common stock and public warrants will remain publicly traded. The Company will then continue to work to consummate a Business Combination by the Extended Date.

You are not being asked to vote on a Business Combination at this time. If the Extension is implemented and you do not elect to redeem your public shares in connection with the Extension, you will retain the right to vote on a Business Combination when it is submitted to stockholders and the right to redeem your public shares for cash from the trust account in the event a Business Combination is approved and completed or the Company has not consummated a Business Combination by the Extended Date.

If the Extension Amendment proposal is approved, and the Extension is implemented, the removal of the Withdrawal Amount from the trust account in connection with the Election will reduce the amount held in the trust account. The Company cannot predict the amount that will remain in the trust account after such withdrawal and before payment of the Additional Contributions if the Extension Amendment proposal is approved, and the amount remaining in the trust account may be only a fraction of the $58,087,092 (including interest but less the funds used to pay taxes) that was in the trust account as of February 28, 2022. However, the Company will not proceed with the Extension if the number of redemptions of our public shares causes us to have less than $5,000,001 of net tangible assets following approval of the Extension Amendment proposal.

Redemption Rights

If the Extension Amendment proposal is approved, and the Extension is implemented, public stockholders may elect to redeem their shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to such approval, including interest earned on the trust account deposits (which interest shall be net of taxes payable), divided by the number of then outstanding public shares. However, the Company may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. If the Extension Amendment is approved by the requisite vote of stockholders, the remaining holders of public shares will retain the opportunity to have their public shares redeemed in conjunction with the consummation of a Business Combination, subject to any limitations set forth in our charter, as amended. In addition, public stockholders who vote for the Extension Amendment and do not make the Election would be entitled to have their shares redeemed for cash if the Company has not completed a Business Combination by the Extended Date.

If the Extension Amendment is approved, our Sponsor, or its designees, has agreed to contribute to us as a loan of $0.033 for each public share that is not redeemed for each subsequent calendar month commencing on May 2, 2022, and on the 2nd day of each subsequent month, or portion thereof, that is needed by the Company to complete an initial Business Combination from May 2, 2022 until the Extended Date. For example, if the Company takes until September 2, 2022 to complete its Business Combination, which would represent four calendar months, our Sponsor or its designees would make aggregate maximum Additional Contributions of approximately $759,000 (assuming no public shares were redeemed) at $0.132 per share on the second day (or the next business day thereafter if such date is not a business day). Assuming the Extension Amendment is approved, the initial Additional Contributions will be deposited in the trust account promptly following the special meeting. Each Additional Contribution will be deposited in the trust account on the second business day (or if such date is not a business day, the immediately subsequent business day) of such calendar month (or portion thereof). Accordingly, if the Extension Amendment is approved and the Extension is implemented and the Company takes the full time through the Extended Date to complete the initial Business Combination, the redemption amount per share at the meeting for such business combination or the Company’s subsequent liquidation will be approximately $10.298 per share, in comparison to the current redemption amount of $10.10 per share (assuming no public shares were redeemed). The Additional Contributions are conditioned upon the implementation of the Extension Proposal. The Additional Contributions will not occur if the Extension Proposal is not approved or the Extension is not completed. The amount of the Additional Contributions will not bear interest and will be repayable by us to our Sponsor or its designees upon consummation of an initial Business

Combination. If our Sponsor or its designees advises us that it does not intend to make the Additional Contributions, then the Extension Proposal will not be put before our stockholders at the special meeting and, unless we can complete an initial Business Combination by May 2, 2022, we will dissolve and liquidate in accordance with the Amended and Restated Certificate of Incorporation. Our Sponsor or its designees will have the sole discretion whether to continue extending for additional calendar months until the Extended Date and if our Sponsor determines not to continue extending for additional calendar months, its obligation to make Additional Contributions will terminate.

TO DEMAND REDEMPTION, YOU MUST ENSURE YOUR BANK OR BROKER COMPLIES WITH THE REQUIREMENTS IDENTIFIED HEREIN, INCLUDING SUBMITTING A WRITTEN REQUEST THAT YOUR SHARES BE REDEEMED FOR CASH TO THE TRANSFER AGENT AND DELIVERING YOUR SHARES TO THE TRANSFER AGENT PRIOR TO 5:00 P.M. EST ON APRIL 22, 2022. YOU WILL ONLY BE ENTITLED TO RECEIVE CASH IN CONNECTION WITH A REDEMPTION OF THESE SHARES IF YOU CONTINUE TO HOLD THEM UNTIL THE EFFECTIVE DATE OF THE EXTENSION AMENDMENT AND ELECTION.

Pursuant to our charter, a public stockholder may request that the Company redeem all or a portion of such public stockholder’s public shares for cash if the Extension Amendment is approved. You will be entitled to receive cash for any public shares to be redeemed only if you:

(iii)

(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(iv)

prior to 5:00 p.m., Eastern Time, on April 22, 2022, (a) submit a written request to Continental Stock Transfer & Trust Company, the Company’s transfer agent (the “transfer agent”), at Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 1004, Attn: Mark Zimkind (e-mail: mzimkind@continentalstock.com), that the Company redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through The Depository Trust Company (“DTC”).

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and public warrants, or if a holder holds units registered in its own name, the holder must contact the transfer agent directly and instruct it to do so. Public stockholders may elect to redeem all or a portion of their public shares even if they vote for the Extension Amendment Proposal.

Through DTC’s DWAC (Deposit/Withdrawal at Custodian) System, this electronic delivery process can be accomplished by the stockholder, whether or not it is a record holder or its shares are held in “street name,” by contacting the transfer agent or its broker and requesting delivery of its shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and the Company’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $100 and the broker would determine whether or not to pass this cost on to the redeeming holder. It is the Company’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. The Company does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Such stockholders will have less time to make their investment decision than those stockholders that deliver their shares through the DWAC system. Stockholders who request physical stock certificates and wish to redeem may be unable to meet the deadline for tendering their shares before exercising their redemption rights and thus will be unable to redeem their shares.

Certificates that have not been tendered in accordance with these procedures prior to the vote on the Extension Amendment will not be redeemed for cash held in the trust account. In the event that a public stockholder tenders its shares and decides prior to the vote at the special meeting that it does not want to redeem its shares, the stockholder may withdraw the tender. If you delivered your shares for redemption to our transfer agent and decide prior to the vote at the special meeting not to redeem your shares, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the address listed above. In the event that a public stockholder tenders shares and the Extension Amendment is not approved, these shares will not be redeemed and the physical certificates representing these shares will be returned to the stockholder promptly following the determination that the Extension Amendment will not be approved. The Company anticipates that a public stockholder who tenders shares for redemption in connection with the vote to approve the Extension would receive payment of the redemption price for such shares soon after the completion of the Extension Amendment. The transfer agent will hold the certificates of public stockholders that make the election until such shares are redeemed for cash or returned to such stockholders.

If properly demanded, the Company will redeem each public share for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares. Based on the amount in the trust account as of February 28, 2022, this would amount to approximately $10.10 per share. The closing price of the common stock on March 25, 2022, the most recent closing price, was $10.06.

If you exercise your redemption rights, you will be exchanging your shares of the Company’s common stock for cash and will no longer own the shares. You will be entitled to receive cash for these shares only if you properly demand redemption and tender your stock certificate(s) to the Company’s transfer agent prior to the vote on the Extension Amendment. The Company anticipates that a public stockholder who tenders shares for redemption in connection with the vote to approve the Extension Amendment would receive payment of the redemption price for such shares soon after the completion of the Extension Amendment.

Material U.S. Federal Income Tax Consequences

The following discussion is a general summary of certain material U.S. federal income tax consequences to the Company’s stockholders with respect to the exercise of redemption rights in connection with the approval of the Extension Amendment. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change, possibly with retroactive effect, and to varying interpretations, which could result in U.S. federal income tax consequences different from those described below. This discussion does not address the tax consequences to stockholders under any state, local, or non-U.S. tax laws or any other U.S. federal tax, including the alternative minimum tax provisions of the Code and the net investment income tax.

This discussion applies only to stockholders of the Company who hold their shares as a “capital asset,” as defined in the Code. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to certain types of stockholders subject to special treatment under the Code, including, without limitation, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, cooperatives, banks and certain other financial institutions, insurance companies, tax-exempt organizations, retirement plans, stockholders that are, or hold shares through, partnerships or other pass-through entities for U.S. federal income tax purposes or investors therein, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, dealers in securities or foreign currency, traders that mark to market their securities, U.S. Holders subject to special accounting rules under Section 451(b) of the Code, certain former citizens and long-term residents of the United States, and stockholders holding Company shares as a part of a straddle, hedging, constructive sale or conversion transaction.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a stockholder, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners should consult their own tax advisors regarding the specific tax consequences to them of their partnership making the Election.

No legal opinion of any kind has been or will be sought or obtained regarding the U.S. federal income tax or any other tax consequences of making or not making the Election. In addition, the following discussion is not binding on the U.S. Internal Revenue Service (“IRS”) or any other taxing authority, and no ruling has been or will be sought or obtained from the IRS or other taxing authority with respect to any of the U.S. federal income tax consequences or any other tax consequences that may arise in connection with the Election. There can be no assurance that the IRS or other taxing authority will not challenge any of the general statements made in this summary or that a U.S. court or other judicial body would not sustain such a challenge.

THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND SHOULD NOT BE CONSTRUED AS TAX ADVICE. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF MAKING OR NOT MAKING THE ELECTION, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX RULES AND POSSIBLE CHANGES IN LAWS THAT MAY AFFECT THE TAX CONSEQUENCES DESCRIBED IN THIS PROXY STATEMENT.

U.S. Federal Income Tax Treatment of Non-Electing Stockholders

A stockholder who does not make the Election (including any stockholder who votes in favor of the Extension Amendment) will continue to own his shares and warrants, and will not recognize any income, gain or loss for U.S. federal income tax purposes by reason of the Extension Amendment.

U.S. Federal Income Tax Treatment of Electing Stockholders

U.S. Holders

A stockholder is a “U.S. Holder” for U.S. federal income tax purposes if such stockholder is (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that was created or organized in the U.S. or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (b) such trust has in effect a valid election to be treated as a United States person. A U.S. Holder includes an individual who satisfies the substantial presence test. The substantial presence test is satisfied if an individual is physically present in the U.S. for at least 31 days during the current year, and 183 days during the 3-year period that includes the current year and the 2 years immediately before that, counting (1) all the days such individual was present in the current year, (2) 1/3 of the days such individual was present in the prior year, and (3) 1/6 of the days such individual was present in the year before that. An exception may apply under certain conditions if the individual is present for fewer than 183 days in the taxable year and has a tax home in, and a closer connection with a foreign country than with the United States. Other exceptions may apply, including tax treaty-based exceptions.

A U.S. Holder who makes the Election will receive cash in exchange for the tendered shares, and will be considered for U.S. federal income tax purposes either to have made a sale of the tendered shares (a “Sale”), or will be considered to have received a distribution with respect to his shares (a “Distribution”) that may be treated as (i) dividend income, (ii) a nontaxable recovery of basis in his investment in the tendered shares, or (iii) gain (but not loss) as if the shares with respect to which the Distribution was made had been sold.

If redemption of shares is treated as a Sale, the U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received in the redemption and the U.S. Holder’s adjusted tax basis in the redeemed shares. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period of the redeemed shares exceeds one year as of the date of the redemption. Non-corporate U.S. Holders (including individuals) generally will be subject to U.S. federal income tax at the rates applicable to long-term capital gains, which currently are lower than the rates applicable to ordinary income and short-term capital gain. The deductibility of capital losses is subject to limitations. A U.S. Holder’s adjusted tax basis in the redeemed shares generally will equal the U.S. Holder’s acquisition cost for those shares less any prior distributions treated as a return of capital. If the holder purchased an investment unit consisting of both shares and warrants, the cost of such unit must be allocated between the shares and warrants that comprised such unit based on their relative fair market values at the time of the purchase. Calculation of gain or loss must be made separately for each block of shares owned by a U.S. Holder.

A redemption will be treated as a Sale with respect to a U.S. Holder if the redemption of the U.S. Holder’s shares (i) results in a “complete termination” of the U.S. Holder’s interest in the Company, (ii) is “substantially disproportionate” with respect to the U.S. Holder or (iii) is “not essentially equivalent to a dividend” with respect to such U.S. Holder. In determining whether any of these tests has been met, each U.S. Holder must consider not only shares actually owned but also shares deemed to be owned by reason of applicable constructive ownership rules. A U.S. Holder may be considered to constructively own shares that are actually owned by certain related individuals or entities. In addition, a right to acquire shares pursuant to an option causes the covered shares to be constructively owned by the holder of the option. Accordingly, any U.S. Holder who has tendered all of his actually owned shares for redemption but continues to hold warrants after the redemption will generally not be considered to have experienced a complete termination of his interest in the Company.

In general, a distribution to a U.S. Holder in redemption of shares will qualify as “substantially disproportionate” only if the percentage of the Company’s shares that are owned by the U.S. Holder (actually and constructively) after the redemption is less than 80% of the percentage of outstanding Company shares owned by such U.S. Holder before the redemption. Whether the redemption will result in more than a 20% reduction in a U.S. Holder’s percentage interest in the Company will depend on the particular facts and circumstances, including the number of other tendering U.S. Holders that are redeemed pursuant to the Election.

Even if the redemption of a U.S. Holder’s shares in connection with the Extension Amendment is not treated as a Sale under either the “complete termination” test or the “substantially disproportionate” test described above, the redemption may nevertheless be treated as a Sale of the shares (rather than as a Distribution) if the effect of the redemption is “not essentially equivalent to a dividend” with respect to that U.S. Holder. A redemption will satisfy the “not essentially equivalent to a dividend” test if it results in a “meaningful reduction” of the U.S. Holder’s equity interest in the Company. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority U.S. Holder in a publicly held corporation who exercises no control over, and does not participate in, the management of the corporation may constitute such a meaningful reduction. However, the applicability of this ruling is uncertain and U.S. Holders who do not qualify for Sale treatment under either of the other two tests should consult their own tax advisors regarding the potential application of the “not essentially equivalent to a dividend” test to their particular situations.

If none of the tests for Sale treatment are met with respect to a U.S. Holder, amounts received in exchange for the U.S. Holder’s redeemed shares will be taxable to the U.S. Holder as a “dividend” to the extent of such U.S. Holder’s ratable share of the Company’s current and accumulated earnings and profits. Although it is believed that the Company presently has no accumulated earnings and profits, it will not be possible to definitely determine whether the Company will have, as of the end of its taxable year, any current earnings. If there are no current or accumulated earnings or the amount of the Distribution to the U.S. Holder exceeds his share of earnings and profits, the excess of redemption proceeds over any portion that is taxable as a dividend will be treated as a non-taxable return of capital to the U.S. Holder (to the extent of the U.S. Holder’s adjusted tax basis in the redeemed shares). Any amounts received in the Distribution in excess of the U.S. Holder’s adjusted tax basis in the redeemed shares will constitute taxable gain of the same character as if the shares had been transferred in a Sale, and thus will result in recognition of capital gain to the extent of such excess. If the amounts received by a tendering U.S. Holder are required to be treated as a “dividend,” the tax basis in the shares that were redeemed (after an adjustment for non-taxable return of capital discussed above) will be transferred to any remaining shares held by such U.S. Holder. If the redemption is treated as a dividend, but the U.S. Holder has not retained any actually owned shares, the U.S. Holder should consult his own tax advisor regarding possible allocation of the basis in the redeemed shares to other interests in the Company.

Non-U.S. Holders

A stockholder is a “Non-U.S. Holder” for U.S. federal income tax purposes if such stockholder is not a U.S. Holder.

If a redemption of a Non-U.S. Holder’s shares is treated as a Distribution, as discussed above under the section entitled “U.S. Holders,” to the extent paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), such Distribution will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, the Company will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of Company stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Company common stock, which will be treated as described below.

The withholding tax does not apply to dividends paid to a Non-U.S. Holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. Holder, subject to an applicable income tax treaty providing otherwise. A Non-U.S. Holder that is a corporation for U.S. federal income tax purposes and is receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

If a redemption of a Non-U.S. Holder’s shares is treated as a Sale, as discussed above under the section entitled “U.S. Holders,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on such Sale, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, under certain income tax treaties, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);

•

such Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and has a “tax home” in the United States; or

•

the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our shares.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” at a rate of 30% (or a lower applicable treaty rate).

If the second bullet point applies to a Non-U.S. Holder, such Non-U.S. Holder will be subject to U.S. tax on such Non-U.S. Holder’s net capital gain for such year (including any gain realized in connection with the redemption) at a rate of 30%. Note that a non-U.S. individual physically present in the U.S. for 183 days or more during a taxable year generally satisfies the substantial presence test, is taxable as a U.S. resident, and therefore is a U.S. Holder. If a non-U.S. individual has a special visa status, he or she may be a Non-U.S. Holder despite being physically present in the U.S. for 183 days or more.

If the third bullet point above applies to a Non-U.S. Holder, gain recognized by such holder on the Sale will be subject to tax at generally applicable U.S. federal income tax rates. In addition, the Company may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. The Company believes that it is not and has not been at any time since our formation a United States real property holding corporation; however, there can be no assurance that the Company will not become a United States real property holding corporation in the future.

Notwithstanding the foregoing, even if a redemption of a Non-U.S. Holder’s shares may be treated as other than a dividend for U.S. federal income tax purposes, to the extent withholding would be required if such redemption were treated as a dividend, the Company or another applicable withholding agent may withhold as if the redemption were treated as a dividend. In such event, a Non-U.S. Holder may seek a refund from the IRS with respect to withholdings on amounts in excess of the portion (if any) treated as a dividend for U.S. federal income tax purposes. Non-U.S. Holders should consult their tax advisors on how to obtain a refund of any excess withholding.

Information Reporting and Backup Withholding

Gross proceeds from the redemption of shares in connection with the approval of the Extension Amendment may be subject to information reporting. Additionally, U.S. federal income tax laws require that, in order to avoid potential backup withholding in respect of certain “reportable payments,” each tendering U.S. Holder (or other payee) must either (i) provide to the Company such U.S. Holder’s correct taxpayer identification number (“TIN”) (or certify under penalty of perjury that such U.S. Holder is awaiting a TIN) and certify that (A) such U.S. Holder has not been notified by the IRS that such U.S. Holder is subject to backup withholding as a result of a failure to report all interest and dividends or (B) the IRS has notified such U.S. Holder that such U.S. Holder is no longer subject to backup withholding, or (ii) provide an adequate basis for exemption. Each tendering U.S. Holder is required to make such certifications by providing the Company a signed copy of IRS Form W-9. Exempt tendering U.S. Holders are not subject to backup withholding and reporting requirements, but will be required to certify their exemption from backup withholding on an applicable form. If the Company is not provided with the correct TIN or an adequate basis for exemption, the relevant tendering U.S. Holder may be subject to a $50 penalty imposed by the IRS, and any “reportable payments” made to such U.S. Holder pursuant to the redemption will be subject to backup withholding in an amount equal to 24% of such “reportable payments.”

A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 (together with appropriate attachments) or by otherwise establishing an exemption.

Amounts withheld, if any, are generally not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability, provided that the stockholder timely furnishes the required information to the IRS.

FATCA

Pursuant to the Foreign Account Tax Compliance Act (“FATCA”), “foreign financial institutions” (which term includes most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) and certain other foreign entities must comply with certain information reporting rules with respect to their U.S. account holders and investors. A foreign financial institution or such other foreign entity that does not comply with the FATCA reporting requirements generally will be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.-source dividends, including the proceeds of a redemption treated as a Distribution) and also include the entire gross proceeds from the sale of any stock of U.S. issuers (including a redemption treated as a Sale), even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). The IRS has issued proposed Treasury Regulations that eliminate the application of this regime with respect to payments of gross proceeds (but not interest (including any original issue discount), dividends, rents, salaries, wages, premiums, annuities, compensations, remunerations, emoluments, and other fixed or determinable special or periodical gains, profits, and income). Pursuant to these proposed Treasury Regulations, the Company and any applicable withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until final regulations are issued.

The Company will not pay any additional amounts to redeeming stockholders in respect of any amounts withheld, including pursuant to FATCA. Under certain circumstances, a stockholder might be eligible for refunds or credits of such taxes. Stockholders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

As previously noted above, the foregoing discussion of certain material U.S. federal income tax consequences is included for general information purposes only and is not intended to be, and should not be construed as, legal or tax advice to any stockholder. The Company once again urges you to consult with your own tax advisor to determine the particular tax consequences to you (including the application and effect of any U.S. federal, state, local or foreign income or other tax laws) of the receipt of cash in exchange for shares in connection with the Extension Amendment.

Required Vote

The affirmative vote by holders of 65% of the Company’s outstanding common stock is required to approve the Extension Amendment. If the Extension Amendment is not approved, the Extension Amendment will not be implemented and the Company will be required by its charter to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, and subject to having lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest shall be net of taxes payable and after setting aside up to $100,000 to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

All of the Company’s directors, executive officers and their affiliates are expected to vote any common stock owned by them in favor of the Extension Amendment. On the record date, the initial stockholders beneficially owned and were entitled to vote 1,437,500 Private Shares, including those that are a constituent security to a Private Placement Unit, representing approximately 19.3% of the Company’s issued and outstanding common stock.

In addition, the Founders, or the Company’s or the target company’s directors, officers or advisors, or any of their respective affiliates, may purchase public shares in privately negotiated transactions or in the open market prior to the special meeting, although they are under no obligation to do so. Any such purchases that are completed after the record date for the special meeting may include an agreement with a selling stockholder that such stockholder, for so long as it remains the record holder of the shares in question, will vote in favor of the Extension Amendment and/or will not exercise its redemption rights with respect to the shares so purchased. The purpose of such share purchases and other transactions would be to increase the likelihood of that the proposal to be voted upon at the special meeting is approved by the requisite number of votes. In the event that such purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Extension Amendment and elected to redeem their shares for a portion of the trust account. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the trust account. Any public shares held by or subsequently purchased by our affiliates may be voted in favor of the Extension Amendment. None of the Company’s Sponsor, directors, executive officers, advisors or their affiliates may make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act.

Interests of the Company’s Directors and Executive Officers

When you consider the recommendation of our Board, you should keep in mind that the Company’s executive officers and directors, and their affiliates, have interests that may be different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•

If the Extension Amendment is not approved and the Company does not consummate a Business Combination by May 2, 2022, in accordance with our charter, the 1,684,500 Private Shares, including those that are a constituent security to a Private Placement Unit, which were acquired directly from the Company, will be worthless (as the initial stockholders have waived liquidation rights with respect to such shares), as will the Private Placement Warrants that are also constituent securities of Sponsor’s Private Placement Units as they will expire. Such common stock and warrants had an aggregate market value of approximately $17,000,410 based on the last sale price of $10.06 and $0.44, respectively, on the Nasdaq Stock Market on March 25, 2022;

•

The Sponsor has agreed that it will be liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below: (i) $10.00 per public share; or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act;

•

All rights specified in the Company’s charter relating to the right of officers and directors to be indemnified by the Company, and of the Company’s executive officers and directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after a Business Combination. If a Business Combination is not approved and the Company liquidates, the Company will not be able to perform its obligations to its officers and directors under those provisions;

•

All of the current members of our Board are expected to continue to serve as directors at least through the date of the special meeting to approve a Business Combination and some are expected to continue to serve following a Business Combination as discussed above and receive compensation thereafter; and

•

The Company’s executive officers and directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on the Company’s behalf, such as identifying and investigating possible business targets and business combinations. However, if the Company fails to obtain the Extension and consummate a Business Combination, they will not have any claim against the trust account for reimbursement. Accordingly, the Company will most likely not be able to reimburse these expenses if a Business Combination is not completed.

Recommendation

As discussed above, after careful consideration of all relevant factors, our Board has determined that the Extension Amendment proposal is in the best interests of the Company and its stockholders. Our Board has approved and declared advisable adoption of the Extension Amendment proposal.

Our Board recommends that you vote “FOR” the Extension Amendment proposal. Our Board expresses no opinion as to whether you should redeem your public shares.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, the Company and its agents that deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the Company’s proxy statement. Upon written or oral request, the Company will deliver a separate copy of the proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that the Company deliver single copies of such documents in the future. Stockholders may notify the Company of their requests by calling or writing the Company at the Company’s principal executive offices at 280 Park Avenue, Suite 43W, New York, NY 10017, (646) 643-6716, Attn: Secretary.

WHERE YOU CAN FIND MORE INFORMATION

The Company files special, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.

This proxy statement describes the material elements of relevant contracts, exhibits and other information attached as annexes to this proxy statement. Information and statements contained in this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this document.

You may obtain additional copies of this proxy statement, at no cost, and you may ask any questions you may have about the Extension Amendment by contacting us at the following address or telephone number:

Brookline Capital Acquisition Corp.

280 Park Avenue, Suite 43W

New York, NY 10017

Attn: Dr. Samuel P. Wertheimer

Telephone: (646) 643-6716

You may also obtain these documents at no cost by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:

Morrow Sodali LLC

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

Telephone: (203) 658-9400 (Call Collect)

or

Call Toll-Free: (800) 662-5200

Email: BCAC.info@investor.morrowsodali.com

In order to receive timely delivery of the documents in advance of the special meeting, you must make your request for information no later than April 19, 2022 (one week prior to the date of the special meeting).

ANNEX A

PROPOSED CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BROOKLINE CAPITAL ACQUISITION CORP.

Brookline Capital Acquisition Corp., a corporation organized and existing under the by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1. The name of the corporation is Brookline Capital Acquisition Corp. The corporation was originally incorporated pursuant to the DGCL on May 27, 2020, under the name of Brookline Capital Acquisition Corp.

2. The date of filing of the corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was May 27, 2020 , and the date of filing the corporation’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware was January 28, 2021.

3. The Board of Directors of the corporation has duly adopted resolutions setting forth proposed amendments to the Certificate of Incorporation of the corporation (as amended and restated prior to the date hereof), declaring said amendment to be advisable and in the best interests of the corporation and its stockholders and authorizing the appropriate officers of the corporation to solicit the consent of the stockholders therefor, which resolutions setting forth the proposed amendment are substantially as follows:

RESOLVED, that Section 9.1(b) of Article IX of the Amended and Restated Certificate of Incorporation of the corporation is amended and restated to read in its entirety as follows:

“Immediately after the Offering, a certain amount of the net offering proceeds received by the Corporation in the Offering (including the proceeds of any exercise of the underwriters’ over-allotment option) and certain other amounts specified in the Corporation’s registration statement on Form S-1, as initially filed with the Securities and Exchange Commission on August 14, 2020, as amended (the “Registration Statement”), shall be deposited in a trust account (the “Trust Account”), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement described in the Registration Statement. Except for the withdrawal of interest to pay taxes, none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earliest to occur of (i) the completion of the initial Business Combination, (ii) the redemption of 100% of the Offering Shares (as defined below) if the Corporation is unable to complete its initial Business Combination within 15 months from the Closing of the Offering (or up to 21 months from the closing of the Offering provided that Brookline Capital Holdings LLC (or its designees) must deposit into the Trust Account for every additional month beyond 15 months, funds equal to the product of (x) $0.033 multiplied by (y) that number of Offering Shares (as defined below) that have not been redeemed in accordance with Section 9.7, in exchange for a non-interest bearing, unsecured promissory note) or, if the Office of the Delaware Division of Corporations shall not be open for business (including filing of corporate documents) on such date the next date upon which the Office of the Delaware Division of Corporations shall be open (the “Deadline Date”), and (iii) the redemption of shares in connection with a vote seeking (a) to modify the substance or timing of the Corporation’s obligation to provide for the redemption of the Offering Shares in connection with an initial Business Combination or amendments to this Second Amended and Restated Certificate prior thereto or to redeem 100% of such shares if the Corporation has not consummated an initial Business Combination by the Deadline Date or (b) with respect to any other material provisions to amend any provisions of this Second Amended and Restated Certificate relating to stockholders’ rights or pre-initial Business Combination activity (as described in Section 9.7). Holders of shares of Common Stock included as part of the units sold in the Offering (the “Offering Shares”) (whether such Offering Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are the Sponsor

A-1

or officers or directors of the Corporation, or affiliates of any of the foregoing) are referred to herein as “Public Stockholders.” The gross proceeds from the issuance of such promissory notes pursuant to subpart (ii) above of this Section 9.1(b) will be added to the proceeds from the Offering to be held in the Trust Account and shall be used in accordance with this Article IX to fund the redemption of the Offering Shares that have not been previously redeemed.

4. That thereafter, said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL by written consent of stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the DGCL.

IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment to be signed this ____ day of [●], 2022.

Dr. Samuel P. Wertheimer
Chief Executive Officer and Chairman

A-2

PROXY

BROOKLINE CAPITAL ACQUISITION CORP.

280 Park Avenue, Suite 43W

New York, NY 10017

2022 SPECIAL MEETING OF STOCKHOLDERS

APRIL 26, 2022

YOUR VOTE IS IMPORTANT

FOLD AND DETACH HERE

BROOKLINE CAPITAL ACQUISITION CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE 2022 SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

APRIL 26, 2022:

THIS NOTICE OF MEETING AND THE ACCOMPANYING PROXY STATEMENT

ARE AVAILABLE AT https://www.cstproxy.com/bcac/sm2022

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of 2022 Special Meeting of Stockholders (the “Special Meeting”) and accompanying Proxy Statement, dated March 28, 2022, in connection with the Special Meeting to be held on Tuesday, April 26, 2022 at 11:00 a.m., local time, virtually at https://www.cstproxy.com/bcac/sm2022, and hereby appoints Dr. Samuel P. Wertheimer and Scott Katzmann, and each of them (with full power to act alone), the attorneys-in-fact and proxies of the undersigned, with full power of substitution to each, to vote all shares of the common stock of Brookline Capital Acquisition Corp. (the “Company”), registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposal set forth in this Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL CONSTITUTING THE EXTENSION AMENDMENT CONSISTING OF PROPOSAL 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on April 26, 2022: This notice of meeting, the accompanying proxy statement are available at https://www.cstproxy.com/bcac/sm2022.

	FOR	AGAINST	ABSTAIN
Proposal 1 – Extension Amendment
Amend the Company’s Amended and Restated Certificate of Incorporation to extend the date by which the Company must consummate a Business Combination from May 2, 2022 (the date which is 15 months from the closing date of the Company’s initial public offering of our units (the “IPO”)) on a monthly basis up to November 2, 2022 (the date which is 21 months from the closing date of the IPO).	☐	☐	☐

Date:                 , 2022

Stockholder’s Signature

Stockholder’s Signature (if held jointly)

Signature should agree with named printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign above. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should also submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 1 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.